SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NVR, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NVR, INC.
11700 Plaza America Drive
Reston, VA 20190
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Tuesday, May 4, 2010
11:30 A.M. Eastern Time
     NVR, Inc. will hold its Annual Meeting of Shareholders at 11:30 A.M. (Eastern Time) on Tuesday, May 4, 2010. We will hold the meeting at our corporate headquarters located at 11700 Plaza America Dr., Suite 500, Reston, Virginia, 20190.
     We are holding the meeting for the following purposes:
1.	To elect four nominees for director to serve three year terms and until their successors are duly elected and qualified;

2.	To ratify the appointment of the accounting firm of KPMG LLP as our independent auditor for the year ending December 31, 2010;

3.	To approve a management proposal to amend our Restated Articles of Incorporation and Bylaws to declassify the Board of Directors and establish annual elections, whereby all directors would stand for re-election annually;

4.	To approve the proposal to adopt the NVR, Inc. 2010 Equity Incentive Plan, which authorizes us to grant options and restricted share units to our employees to acquire an aggregate of 700,000 shares of NVR common stock; and

5.	To transact other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
     The above items are fully described in the proxy statement, which is part of this notice. We have not received notice of any other matters that may properly be presented at the meeting.
     Only shareholders of record at the close of business on March 5, 2010 will be entitled to vote at the meeting. Whether or not you plan to attend the meeting, you are urged to date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You are invited to attend the meeting in person. If you do attend the meeting, you may withdraw your proxy and vote in person.

By order of the Board of Directors,

James M. Sack
March 22, 2010	Secretary and General Counsel

NVR, INC.
11700 Plaza America Drive
Suite 500
Reston, VA 20190
PROXY STATEMENT
     This Proxy Statement, Proxy Card and the Annual Report for the year ended December 31, 2009 are being mailed to our shareholders on or about March 22, 2010 in connection with the solicitation on behalf of the Board of Directors of NVR, Inc., a Virginia corporation, of proxies for use at our Annual Meeting of Shareholders. The Annual Meeting will be held on Tuesday, May 4, 2010, at our corporate headquarters located at 11700 Plaza America Dr., Suite 500, Reston, Virginia, 20190, at 11:30 A.M., Eastern Time, and at any and all postponements and adjournments thereof. Shareholders should contact NVR’s Investor Relations Department at the same address to obtain directions to be able to attend the Annual Meeting in person.
     We bear the cost of proxy solicitation, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. We may reimburse brokers or persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to beneficial owners. In addition to solicitation by mail, certain of our officers, directors and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile transmission, internet or personally. We have retained Georgeson Inc. to assist in the solicitation of brokers, bank nominees and institutional holders for a fee of approximately $4,500 plus out-of-pocket expenses.
     All voting rights are vested exclusively in the holders of our common stock, par value $.01 per share (the “Common Stock”). Only shareholders of record as of the close of business on March 5, 2010 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. Shareholders include holders (the “Participants”) owning stock in our Profit Sharing Trust Plan and Employee Stock Ownership Plan (together, the “Plans”).
     The accompanying proxy card should be used to instruct the persons named as the proxy to vote the shareholder’s shares in accordance with the shareholder’s directions. The persons named in the accompanying proxy card will vote shares of Common Stock represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly executed proxies will be voted FOR the election of those four persons designated hereinafter as nominees for Class II of our directors, FOR the ratification of KPMG LLP as our Independent Auditor for 2010, FOR the proposal to approve amendments to our Restated Articles of Incorporation and Bylaws to declassify the Board of Directors, FOR the proposal to adopt the NVR, Inc. 2010 Equity Incentive Plan and in the discretion of the named proxies with respect to any other matters presented at the Annual Meeting.
     With respect to the tabulation of proxies, for the election of directors, the ratification of the appointment of KPMG LLP as our independent auditor, and approval of the NVR, Inc. 2010 Equity Incentive Plan, abstentions and broker non-votes are counted for the purpose of establishing a quorum, but are not counted in the number of votes cast and will have no effect on the result of the vote. For purposes of the proposal to amend our Restated Articles of Incorporation and Bylaws to declassify the Board of Directors, abstentions and broker non-votes will have the effect of a vote against that proposal. In addition, under the current New York Stock Exchange’s rules, most intermediaries that do not receive voting instructions from their customers who hold NVR common stock may not vote the shares they hold on behalf of those customers on any of the proposals other than ratification of the appointment of KPMG LLP as our independent auditor. Accordingly, we strongly encourage all of our shareholders who hold shares of NVR common stock in a brokerage account or through a bank, trust or other nominee, to provide voting instructions to their broker, bank, trustee or other nominee to assure that their shares are voted at the Annual Meeting.
     Any shareholder may revoke his or her proxy at any time prior to its use by 1) providing our Secretary, at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190, written notice of revocation, 2) duly executing a proxy bearing a later date than the date of the previously duly executed proxy, or 3) by attending the Annual Meeting and voting in person. Execution of the enclosed proxy will not affect your right to vote in person if you should later decide to attend the Annual Meeting.
     The proxy card also should be used by Participants to instruct the trustee of the Plans how to vote shares of Common Stock held on their behalf. The trustee is required under the applicable trust agreement to establish procedures to ensure that the instructions received from Participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the Participants’ free exercise of their voting rights. Proxy cards representing shares held by Participants must be returned to the tabulator by April 29, 2010 using the enclosed return envelope and should not be returned to us. If shares are owned through the Plans and the Participant does not submit voting instructions by April 29, 2010, the trustee of the Plans will vote such shares in the same proportion as the voting instructions received from the other Participants. Participants who wish to revoke a proxy card will need to contact the trustee and follow its instructions.
     As of the Record Date, we had a total of 6,124,108 shares of Common Stock outstanding, each share of which is entitled to one vote. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under our Restated Articles of Incorporation and Bylaws, holders of Common Stock are not entitled to vote such shares on a cumulative basis, including with respect to the voting for directors.
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 4, 2010:
     This Proxy Statement and our Annual Report for the year ended December 31, 2009 are available at www.edocumentview.com/nvr.

Election of Directors
(Proposal 1)
     Our Board of Directors, or the “Board,” is currently divided into three classes, the classes being as equal in number as possible. At the 2010 Annual Meeting, the following persons constituting Class II of the directors have been nominated by the Board of Directors to be elected to hold office for a three year term ending 2013 and until their successors are duly elected and qualified:
Manuel H. Johnson
David A. Preiser
John M. Toups
Paul W. Whetsell
     Our Restated Articles of Incorporation state that the number of directors on our Board will be no less than seven and no more than thirteen, as established from time to time by Board resolution. Our Board has currently set the size of the Board at eleven members.
     Mssrs. Johnson, Preiser, Toups and Whetsell are current directors standing for reelection. Each nominee has consented to serve as one of our directors if elected. Our Board of Directors has affirmatively determined that each of our Board of Directors’ proposed nominees is independent. Our Board does not contemplate that any of its proposed nominees listed above will become unavailable for any reason, but if any such unavailability should occur before the Annual Meeting, proxies may be voted for another nominee selected by the Board of Directors.
     If shareholders approve Proposal 3 to amend the Restated Articles of Incorporation and Bylaws to declassify the Board, all of our directors would stand for re-election annually beginning at the 2011 Annual Meeting.
Required Vote
     Each director shall be elected by a majority of the votes cast by the shares entitled to vote in the election at the Annual Meeting, assuming that a quorum is present. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Unless marked otherwise, proxies received will be voted FOR the election of those four persons designated above as nominees for Class II of our directors. Shareholders may abstain from voting for any particular nominee by so indicating in the space provided on the attached proxy card. An abstention will not be counted as a vote cast “for” or “against” a director’s election.
     Pursuant to our Corporate Governance Guidelines, the Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. Under the Guidelines, the Board shall nominate for election or re-election as a director only candidates who agree to tender their resignation if they fail to receive the required number of votes for re-election. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender their resignation if they fail to receive the required number of votes for re-election.
     The Nominating Committee shall promptly consider the resignation offer of any such director and recommend to the Board whether to accept the tendered resignation or reject it. The Board shall take action with respect to the Nominating Committee’s recommendation no later than 90 days following the submission of any such resignation offer.

     Following the Board’s action regarding the Nominating Committee’s recommendation, the Company shall promptly file a Current Report on Form 8-K with the Securities and Exchange Commission which shall detail the Board’s decision regarding a tendered resignation. This disclosure shall include an explanation of the process by which the Board’s decision was reached and the reasons for the Board’s decision.
     To the extent that one or more directors’ resignations are accepted by the Board, the Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.
     The Board expects that any director who tenders his or her resignation pursuant to this Policy will not participate in the Nominating Committee recommendation or Board action regarding whether to accept or reject the tendered resignation. If, however, a majority of the members of the Nominating Committee fails to receive the required number of votes for re-election in the election, the independent directors who did not fail to receive the required number of votes for re-election in the election shall form a committee amongst themselves for the purposes of evaluating the tendered resignations and recommending to the Board whether to accept or reject them.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” ALL OF THE FOREGOING NOMINEES AS
DIRECTORS OF NVR
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
     We are committed to having sound corporate governance principles and practices. Having and acting on that commitment is essential to running our business efficiently and to maintaining our integrity in the marketplace. Our primary corporate governance documents, including our Corporate Governance Guidelines, Code of Ethics and all of our Board of Directors’ Committee Charters, are available to the public on our internet website at http://www.nvrinc.com.
Board Leadership Structure, Committee Composition and Role in Risk Oversight
Board Leadership Structure
     Our Restated Articles of Incorporation state that the number of directors on our Board will be no less than seven and no more than thirteen, as established from time to time by Board resolution. Our Board has currently set the size of the Board at eleven members.
     Dwight C. Schar, our chairman, leads our Board, which meets at least quarterly. In addition, our Corporate Governance Guidelines require that each year our Board name an independent lead director to chair meetings of our independent directors. The independent directors of our Board meet as a group at least annually. Non-management directors meet as a group at least twice a year. Our independent lead director position rotates annually among the Audit, Compensation, Corporate Governance and Nominating Committee chairmen. The lead director chairs any meetings held by the independent directors. John M. Toups, the Chairman of our Compensation Committee, served as our independent lead director for calendar year 2009. Robert C. Butler, the Chairman of our Corporate Governance Committee, assumed the independent lead director role for the 2010 calendar year. Effective February 4, 2009, Mr. Schar relinquished his executive officer title but remains as the Chairman of the Board. As a result, since that date, our Board is comprised solely of non-management directors. Interested parties can obtain the method to communicate with the lead director or the non-management or independent directors as a group on our website at http://www.nvrinc.com.
     In June 2005, we separated the roles of the Chairman of the Board and the Chief Executive Officer. Mr. Schar continues to perform as the Chairman, and Paul C. Saville is currently the CEO. We separated the roles at that time because we believed it was a leading corporate governance best practice to reduce the concentration of power for one person performing both roles and it allowed us to strengthen our senior management team as we positioned NVR for future growth. In addition, transferring the operational day to day management functions to Mr. Saville enabled Mr. Schar to spend more time developing long term strategies, and it allowed him more time to recruit new Board of Director candidates. Those same reasons hold true today. As a result, we expect that the roles of the Chairman and the CEO will remain separated for the foreseeable future.
Board Committee Composition
     Our Board has the following six committees: Audit, Compensation, Corporate Governance, Executive, Nominating, and Qualified Legal Compliance. Each committee, other than the Executive Committee, meets at least annually to review its charter. During 2009, the full Board of Directors met seven times, the Audit Committee met six times, the Compensation Committee met five times, the Nominating Committee met three times, the Corporate Governance Committee met twice, and the Qualified Legal Compliance Committee met once. The Executive Committee did not meet during 2009. Our non-management directors met twice during 2009 in executive session without the presence of management, and the independent directors met once. Each of our Board members attended at least 75% of our Board meetings and their respective Committee meetings during 2009. Further, each of our Board members and each then-standing director attended the 2009 Annual Meeting of shareholders. Our Board requires that our Board members attend each Board and Committee meeting in person. Our Board of Directors further requires that all current Board members and all nominees for election to our Board of Directors put forth in our proxy statement by our Board attend in person our annual meeting of shareholders, unless personal circumstances affecting such Board member or director nominee make such attendance impractical or inappropriate.
Board Role in Risk Oversight
     Our Board provides constant oversight of our business risks and operational performance through regularly scheduled Board and Committee meetings, as well as through frequent and informal communications between management and the Board. Further, our Bylaws and each of the various Board Committee Charters (referenced above and discussed in detail below) provide additional detail regarding the areas, duties and functions for which the Board or a Board Committee provides specific oversight of specified areas of risk.
     That oversight includes a variety of operational and regulatory matters, including: the approval of the annual business plan and the periodic review of our actual performance in comparison to the approved plan, approval of all short-term and long-term management incentive compensation plans, review and analysis of our operational and financial performance compared to our peer group, review of our five year business plan, review of management succession planning throughout our entire organization for key management positions, a review of our response to new laws, rules or regulations to which we are subject, direct oversight of our internal audit function and our whistleblower hotline and many other items. Following is a discussion of how the Board oversees certain of our more significant business risks:

     Land Acquisition:
     Our continued success is contingent upon our ability to control an adequate supply of finished lots on which to build. We expend substantial monetary resources to place deposits under lot acquisition contracts, typically ranging up to 10% of the aggregate purchase price of the finished lots. The lot acquisition policy under which management operates is a Board-approved policy. The policy requires Board pre-approval of any lot acquisition contract that is above certain parameters set by the Board, measured by the aggregate size of the deposit or investment to be made. Further, all related-party lot acquisition contracts require Board approval (see Transactions with Related Persons below).
     Liquidity:
     Being in a cyclical industry, it is imperative that we focus on our liquidity needs throughout the various stages of the cycle, while maintaining an efficient capital structure. The Board’s role in ensuring that Management prudently manages its cash includes the following:
•	We invest our excess cash pursuant to a Board-approved policy that specifies the types of investments allowed. The primary objective of the policy is to minimize risk and to adequately provide for daily liquidity needs.

•	Stock repurchase programs and debt repurchases must be pre-approved by the Board.

•	All capital transactions for the issuance of debt or equity must be pre-approved by the Board.

•	The Board reviews our long-term cash needs in connection with their review of our five year business plan.
     Financial Reporting, Internal Control and Regulatory Matters:
     Our Audit Committee takes a lead role in overseeing a number of risks that we face as enumerated within its Charter.
•	Our Internal Audit function performs a primary role in risk management. Our Vice President of Internal Audit and Corporate Governance reports directly to the Audit Committee, and the Audit Committee formally approves the annual internal audit budget and staffing.

•	Our annual internal audit plan is reviewed with and approved by the Audit Committee. It is prepared using a comprehensive risk-based approach in the following areas: Finance and Accounting; Homebuilding Operations; Mortgage and Settlement Services Operations; Manufacturing Operations; Human Resources; Legal; and Information Technology. The entire risk matrix (which includes the major individual risks identified, each risk’s rating of low, medium or high, whether the area is currently audited by internal audit, and what other risk mitigation techniques are present) is reviewed in detail with the Audit Committee.

•	On a quarterly basis, Internal Audit Senior Management and our external independent auditors each have a private session with the Audit Committee without the presence of Management.

•	Management reports to the Audit Committee the occurrence of any governmental regulatory reviews or audits conducted on any of our operations, including mortgage regulatory matters and SEC comment letters. The Audit Committee also obtains a report from Management at the conclusion of any such review.

•	Management reports to the Audit Committee any matter concerning a violation of our Code of Ethics or our Standards of Business Conduct.
     Related Party Transactions:
     Our Bylaws require that the disinterested, independent members of the Board approve any related party transaction. This has been a requirement since we incorporated in 1993.
Board Member Information
     The following sets forth certain pertinent information with respect to our current directors, including the nominees listed above.

		Year First Elected or Appointed/
Name	Age	Term Expires
Dwight C. Schar (3*)	68	1993/2011
C. E. Andrews (1) (5) (6)	58	2008/2011
Robert C. Butler (1) (4) (5*) (6) (**)	79	2002/2011
Timothy M. Donahue (2) (4)	61	2006/2012
Alfred E. Festa (1) (4) (6)	50	2008/2012
Manuel H. Johnson (1*) (2)(3) (6*)	61	1993/2010
William A. Moran (3)	63	1993/2012
David A. Preiser (2) (4*)	53	1993/2010
W. Grady Rosier (2) (5)	61	2008/2012
John M. Toups (2*) (3) (5)	84	1993/2010
Paul W. Whetsell (2)(5)	59	2007/2010

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Executive Committee

(4)	Member of Nominating Committee

(5)	Member of Corporate Governance Committee

(6)	Member of Qualified Legal Compliance Committee

(*)	Chairperson

(**)	Independent Lead Director

     Dwight C. Schar has been Chairman of the Board since September 30, 1993. Effective February 4, 2009, Mr. Schar relinquished his executive officer title with NVR, but remains the Chairman of the Board. Mr. Schar also served as the President and Chief Executive Officer of NVR from September 30, 1993 through June 30, 2005. Mr. Schar is also a director of Six Flags, Inc.
     The Board believes that Mr. Schar is uniquely qualified to serve on the Board, based on his founding status with NVR, his approximately 40 years of homebuilding industry and real estate experience, his successful senior leadership experience from being a Chief Executive Officer of NVR and its predecessors, his experience on another public board, his brand marketing expertise and his expertise in managing a company within a cyclical industry.
     C. E. Andrews has been a director since May 6, 2008. Mr. Andrews was named president of RSM McGladrey on June 29, 2009. Prior to that, Mr. Andrews served as the president of SLM Corporation (Sallie Mae). He joined Sallie Mae in 2003 as the executive vice president of accounting and risk management, and held the title of chief financial officer from 2006 to 2007. Prior to joining Sallie Mae, Mr. Andrews spent approximately 30 years at Arthur Andersen. He served as managing partner for Arthur Andersen’s mid-Atlantic region, and was promoted to global managing partner for audit and advisory services in 2002. Mr. Andrews serves on the boards of Junior Achievement (Chair) and Six Flags, Inc., where he is the Chair of the Audit Committee. He is also a member of the Advisory Boards of the R.B. Pamplin College of Business and Accounting Department at Virginia Tech. Within the last five years, Mr. Andrews was also a member of the Board of Directors of U-Store-It Trust, where he was a member of the Audit Committee.
     The Board believes that Mr. Andrews is well qualified to serve on our Board based on the varied business experience that he obtained over his thirty year career in public accounting, his financial and accounting expertise, and his experience on other public boards.
     Robert C. Butler has been a director since May 1, 2002. Prior to his retirement, Mr. Butler served as Senior Vice President and Chief Financial Officer of Celgene Corporation from 1996 through 1998. Previously, Mr. Butler served as Chief Financial Officer of International Paper Co. In addition, Mr. Butler was the Chairman of the Financial Accounting Standards Advisory Council from 1997 through 2001. Mr. Butler is a director of Studio One Networks, Inc. and Hanley and Associates, a privately held investor relations company. He also serves on the Board of Trustees of COPE Center, Inc. and the Montclair Foundation, both being non-profit social services agencies in New Jersey.
     The Board believes that Mr. Butler is highly qualified to serve on our Board due to the accounting and financial reporting expertise gained from his involvement with the Financial Accounting Standards Advisory Council, his financial expertise while operating as a chief financial officer of several large companies, his manufacturing experience, and his other board experience.
     Timothy M. Donahue has been a director since January 1, 2006. Prior to his retirement, Mr. Donahue was Executive Chairman of Sprint Nextel Corporation from August 2005 to December 2006. He previously served as president and chief executive officer of Nextel Communications, Inc. He began his career with Nextel in January 1996 as president and chief operating officer. Before joining Nextel, Mr. Donahue served as northeast regional president for AT&T Wireless Services operations from 1991 to 1996. Prior to that, he served as president for McCaw Cellular’s paging division in 1986 and was named McCaw’s president for the U.S. central region in 1989. He is also a director of Eastman Kodak, Covidien Limited, and Tyco International LTD. Within the last five years, Mr. Donahue had also served as the Executive Chairman of Sprint Nextel Corporation.

     The Board considered Mr. Donahue’s senior leadership experience from being a Chief Executive Officer of a publicly-traded company, his operational expertise in providing global strategic vision to the overall operating entity, his experience serving on other public boards, and his brand marketing expertise in concluding that Mr. Donahue is highly qualified to serve as one of our directors.
     Alfred E. Festa was appointed to our Board effective December 1, 2008. Mr. Festa is Chairman, President and Chief Executive Officer of W. R. Grace & Co (“Grace”). He joined Grace as president and chief operating officer in November 2003, assumed the CEO role in June 2005, and became Chairman of the Board of Grace on January 1, 2008. From November 2002 until November 2003, Mr. Festa was a partner in Morgenthaler Private Equity Partners (Morgenthaler”), a venture/buy out firm focused on mid-market industrial build-ups.
     The Board believes that Mr. Festa is well-suited to serve on our Board based on his experience of managing Grace during different business cycles, his senior leadership experience as a Chief Executive Officer of a publicly-traded company and his role setting global strategic vision for the entire organization, his business development and mergers and acquisitions experience from his work at Morgenthaler, and his experience serving on another public board.
     Manuel H. Johnson has been a director since September 30, 1993. Dr. Johnson has been co-chairman and senior partner in Johnson Smick International, Inc., an international financial policy-consulting firm, since 1990. From August 1, 1997 until December 2003, Dr. Johnson was the chairman of the Board of Trustees and president of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board. Also during 1997, Dr. Johnson was named a member of the Independence Standards Board (which was dissolved on July 31, 2001), formed jointly by the Securities and Exchange Commission and the American Institute of Certified Public Accountants. Dr. Johnson is a founder and co-chairman of the Group of Seven Council, an international commission supporting economic cooperation among the major industrial nations. He is a director of Morgan Stanley Funds and Evergreen Energy, Inc (formerly KFX, Inc.). Within the last five years, Mr. Johnson was also a member of the Board of Directors of Greenwich Capital Markets, Inc.
     The Board believes that Mr. Johnson is well-qualified to serve on our board based on his financial and macroeconomic expertise, his knowledge of governmental and financial regulatory matters, his ability to access multiple high level information channels in the public and private sectors, his public board experience, and his lengthy experience as one of our directors.
     William A. Moran has been a director since September 30, 1993. Mr. Moran has been the chairman of Elm Street Development, Inc. (“Elm Street”) since 1996. Until January 1, 2010, Mr. Moran was a director of Craftmark, Inc., a homebuilder in Virginia, Maryland, Pennsylvania and Delaware and Craftstar, Inc., which develops, invests in and periodically sells apartments, condominiums, single family homes and townhomes in Virginia and Maryland. Mr. Moran is also a director of ESD, Inc.
     The Board considered Mr. Moran’s lengthy homebuilding, real estate and land development experience, his senior leadership experience from being a Chief Executive Officer, his operational expertise and his expertise in managing a company within a cyclical industry in concluding that Mr. Moran is highly qualified to serve as one of our directors.
     David A. Preiser has been a director since September 30, 1993. Mr. Preiser has been a senior managing director and a member of the Board of Directors (now an advisory member) of the investment banking firm of Houlihan Lokey Howard & Zukin (“Houlihan Lokey”) since 2001. Prior to that date, Mr. Preiser was a managing director of Houlihan Lokey. Since January 1, 2005, Mr. Preiser has served as Chairman of Houlihan Lokey Howard and Zukin — Europe, pursuant to which he leads Houlihan Lokey’s European investment banking activities, with a particular focus on Houlihan Lokey’s European restructuring business. Mr. Preiser is also active in Houlihan Lokey’s restructuring activities in the United States. From 1990, Mr. Preiser had been active in coordinating Houlihan Lokey’s real estate and financial restructuring activities as a senior managing director. Mr. Preiser is also a director of AIT Holding Company, LLC. Within the last five years, Mr. Preiser was also a member of the Board of Directors of Jos. A. Banks Clothiers, Inc.; Akrion, Inc.; Tremesis Energy Investment Company; and Collective Licensing International, LLC.
     The Board believes that Mr. Preiser is well-suited to serve as one of our directors based on his expertise of managing workouts of distressed companies, his senior leadership experience of setting global strategic vision for an organization, his financial expertise from working in the investment banking field, his knowledge of capital markets, his business development and mergers and acquisitions experience, his experience sitting on other public boards, and his lengthy experience as one of our directors during different points in our business cycle.
     W. Grady Rosier was appointed to our Board effective December 1, 2008. Mr. Rosier has been the president and CEO of McLane Company, Inc. (“McLane”), a supply chain services company, since 1995. Prior to that date, Mr. Rosier has held various senior management roles since joining McLane in 1984. Mr. Rosier is the lead director of Tandy Brands Accessories, Inc. Within the last five years, Mr. Rosier was also a director of Evergreen Energy, Inc.
     The Board believes that Mr. Rosier is highly qualified to serve as one of our directors because of his senior leadership experience from being a Chief Executive Officer, his other public board experience, and his operational expertise of being responsible for setting global strategic vision for an entire organization.
     John M. Toups has been a director since September 30, 1993. Prior to his retirement, Mr. Toups held various management positions with Planning Research Corporation from 1970 through 1987, for which he was chief executive officer from 1978 to 1987 and chairman from 1982 to 1987. He is also a director of Halifax Corporation, GTSI, Inc., Dewberry & Davis, and Willdan Group, Inc. Within the last five years, Mr. Toups also served as a member of the Board of Directors for Dinte Resources.
     The Board considered Mr. Toup’s senior leadership experience from being a Chief Executive Officer of a publicly-traded company, his public board experience, and his lengthy experience as one of our directors in concluding that Mr. Toups is highly qualified to serve as one of our directors.
     Paul W. Whetsell has been a director since March 1, 2007. Mr. Whetsell has been the president and chief executive officer of Capstar Hotel Company since 2006. From August 1998 until May 2006, Mr. Whetsell served as the chairman and chief executive officer of Meristar Hospitality Corporation, and as the Chairman of Interstate Hotels and Resorts, Inc. (“Interstate”) from August 1998 until March 2009. From August 1998 until October 2003, he also served as the chief executive officer of Interstate and its predecessor. He also serves on the Board of Trustees of the Cystic Fibrosis Foundation, and is a member of that Board’s Audit Committee.
     The Board considered Mr. Whetsell’s senior leadership experience from being a Chief Executive Officer of a publicly-traded company, his public board service experience, his operational expertise, his real estate experience, and his brand marketing expertise in concluding that Mr. Whetsell is highly qualified to serve as one of our directors.
Board Independence
     Our Board has established Director independence standards to assist us in determining director independence, the standards of which meet the independence requirements of the New York Stock Exchange’s (“NYSE”) corporate governance listing standards (our common stock is listed on the NYSE). Our independence standards are included within our Corporate Governance Guidelines, which are available on our website at http://www.nvrinc.com. Our Board considers all relevant facts and circumstances in making an independence determination. As required by the rules of the NYSE, to be considered “independent” under our independence standards, a director must be determined, by a resolution of our Board, to have no material relationship with us (other than as a director) directly or indirectly.
     Our Board has affirmatively determined that Mssrs. Andrews, Butler, Donahue, Festa, Johnson, Preiser, Rosier, Toups, and Whetsell are independent pursuant to our independence standards and have no material relationship with us that would affect their independence. Mr. Schar, our Chairman, and Mr. Moran, an existing director who controls a company from which we acquire a small portion of our finished lots upon which to build our homes, have been determined by our Board not to be “independent.”
     When our Board analyzed the independence of its members, it considered two transactions that it deemed immaterial to the independence of the director involved based on the amounts involved and the ordinary course business nature of the transactions:
•	Mr. Toups is a director of Dewberry & Davis (“Dewberry”), a privately held professional services firm that provides engineering, surveying and environmental sciences services. Previously, the independent, disinterested members of our Board authorized us to obtain services in the ordinary course of business from Dewberry, the services of which included engineering and surveying of certain finished lots upon which we build our homes. In 2009, we paid Dewberry $87,979 for such services. The Board concluded that NVR’s relationship with Dewberry does not affect the independence of Mr. Toups because his position as a director of Dewberry does not enable him to derive any benefit from the relationship.

•	Mr. Donahue is a director of Tyco International LTD. (“Tyco”), a publicly traded company that wholly owns certain home security and fire protection systems and services companies. Previously, the independent, disinterested members of our Board authorized us to obtain services in the ordinary course of business from Tyco for model home security monitoring systems as well as built-in security and fire protection systems within homes sold to customers. In 2009, we paid Tyco $3,717 for such services. The Board concluded that NVR’s relationship with Tyco does not affect the independence of Mr. Donahue because his position as a director of Tyco does not enable him to derive any benefit from the relationship.

Board Committees
 Audit Committee
     We have a separately designated standing Audit Committee comprised of four members, each of whom satisfies the independence standards specified above and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (“1934 Act”). All current members of our Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Our Board has determined that Manuel H. Johnson, our current Audit Committee Chairman, qualifies as an audit committee financial expert as defined within Item 407(d)(5) of Regulation S-K under the 1934 Act. This designation does not impose on Mr. Johnson any duties, obligations or liability that are any greater than are generally imposed on him as a member of our Audit Committee and our Board, and his designation as an audit committee financial expert pursuant to this Securities and Exchange Commission (“SEC”) requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or our Board.
     Our Audit Committee operates pursuant to a charter adopted by our Board that is available at http://www.nvrinc.com. As enumerated in the Charter, our Audit Committee was established to assist our Board’s oversight of (1) the integrity of our accounting and financial reporting processes, (2) our compliance with legal and regulatory requirements, (3) our independent external auditor’s qualifications and independence, and (4) the performance of our internal audit function and of our independent external auditors. Among other things, our Audit Committee prepares the Audit Committee Report for inclusion in our proxy statement; annually reviews our Audit Committee Charter and the Audit Committee’s performance; appoints, evaluates and determines the compensation of our independent external auditors; maintains written procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters; reviews substantiated complaints received from internal and external sources regarding accounting, internal accounting controls or auditing matters; oversees our internal audit department, and reviews reports from management regarding significant accounting, internal accounting controls, auditing, legal and regulatory matters. Our Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors, as our Audit Committee deems necessary to carry out its duties.
Compensation Committee
     We have a separately designated standing Compensation Committee comprised of six members, each of whom satisfies our independence standards specified above. Our Compensation Committee operates pursuant to a charter adopted by our Board that is available at http://www.nvrinc.com.
Description of Duties
     Among other things, our Compensation Committee (1) reviews and determines all compensation of our Chief Executive Officer (“CEO”) and, based in part on the recommendation of the CEO, of all of our other executive officers; (2) periodically reviews and makes recommendations to the Board with respect to the compensation of our directors; (3) administers and interprets incentive compensation and equity plans for our employees (except as otherwise described below); (4) assists in preparing the Compensation Discussion and Analysis and prepares our Compensation Committee Report for inclusion in our annual meeting proxy statement in accordance with applicable rules and regulations of the SEC; (5) makes recommendations to our Board about succession planning for our CEO, and in conjunction with the CEO, also considers succession planning for other of our key positions; (6) reviews and approves any employment agreements, or amendments thereto, with our CEO and other applicable executive officers; and (7) annually reviews our Compensation Committee Charter and the Compensation Committee’s performance.

     The Compensation Committee charter provides that the Committee may delegate its authority to one or more members of the Committee. Any person to whom authority is delegated must report any actions taken by him or her to the full Committee at its next regularly scheduled meeting. During 2009, the Compensation Committee did not delegate any of its authority to any individual member(s) of the Committee.
     The Committee’s charter also provides that the Compensation Committee may delegate to a senior executive officer of NVR the authority to grant options to non-executive employees, within limits prescribed by the full Board of Directors. Any options granted by a senior executive officer pursuant to delegated authority must be reported to the Compensation Committee at its next regularly scheduled meeting. Our Compensation Committee, by resolution, delegated authority to Mr. Saville, acting jointly with the Senior Vice President of Human Resources, to grant options to new and existing employees below the executive officer rank during 2009. The Senior Vice President of Human Resources was required to report any options granted pursuant to this delegated authority to the Compensation Committee at their next scheduled meeting after the delegated authority was exercised. We do not have a program, plan or practice in place to grant options in coordination with the release of material non-public information.
     For a discussion of the role of Mr. Saville in recommending the amount or form of compensation paid to our named executive officers during 2009, see the Compensation Discussion and Analysis below.
Compensation Consultants
     Pursuant to its charter, the Compensation Committee has the sole authority and available funding to obtain advice and assistance from compensation consultants, as well as internal or outside legal, accounting or other expert advisors, that it determines necessary to carry out its duties. Periodically the Compensation Committee engages compensation consultants to provide advice regarding executive officer compensation on an as needed basis. In 2009, the Compensation Committee engaged Hewitt Associates to assist us in formulating the terms and structure of a long term incentive plan for adoption in 2010, which included an analysis of the base pay, annual incentive opportunities and long-term incentive compensation awarded to our named executive officers as compared to a peer group, as well as a Board compensation analysis. Hewitt does not perform any other services for us.
Compensation Committee Interlocks and Insider Participation
     During 2009, our compensation committee was comprised of Mr. Toups, Mr. Donahue, Mr. Johnson, Mr. Preiser, Mr. Rosier and Mr. Whetsell, all of who are independent directors. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee; accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during 2009.

Nominating Committee
     We have a separately designated standing Nominating Committee comprised of four members, each of whom satisfies our independence standards specified above. The Nominating Committee operates pursuant to a charter adopted by the Board that is available at http://www.nvrinc.com.
     Among other things, the Nominating Committee (1) identifies individuals qualified to become Board members; (2) recommends that our Board select the director nominees for the next annual meeting of shareholders; (3) recommends to our Board names of individuals to fill any vacancies on our Board that arise between annual meetings of shareholders; (4) considers from time to time our Board committee structure and makeup; and (5) annually reviews our Nominating Committee Charter and the Nominating Committee’s performance. Our Nominating Committee also has the sole authority and appropriate funding to obtain advice and assistance from executive search firms, and internal or outside legal, accounting or other expert advisors that it determines necessary to carry out its duties.
     Attached as Appendix A are our Policies and Procedures for the Consideration of Board of Directors Candidates, including nominations submitted by our security holders. This material is also available at http://www.nvrinc.com. These policies and procedures include minimum qualifications for director nominees and the process for identifying and evaluating director nominees. Our Nominating Committee has a stated goal of identifying well-qualified director candidates that would enhance the Board’s diversity. In searching for potential director candidates, the Nominating Committee first seeks the most qualified candidates with a record of success. The Committee also searches for candidates that promote diversity of views, backgrounds, experience and skills to the Board.
Corporate Governance Committee
     We have a separately designated standing Corporate Governance Committee comprised of five members, each of whom satisfies our independence standards specified above. The Corporate Governance Committee operates pursuant to a charter adopted by our Board that is available at http://www.nvrinc.com. Our Corporate Governance Guidelines are also available at http://www.nvrinc.com.
     Among other things, the Corporate Governance Committee (1) develops and recommends to our Board a set of corporate governance principles; (2) annually reviews and assesses the adequacy of our Corporate Governance Guidelines, including ensuring that they reflect best practices where appropriate; (3) manages the Board’s annual self-evaluation process, and (4) annually reviews our Corporate Governance Committee Charter and the Corporate Governance Committee’s performance. Our Corporate Governance Committee must obtain Board approval for funding to obtain advice and assistance from internal or outside legal, accounting or other expert advisors that it determines necessary to carry out its duties.
Qualified Legal Compliance Committee
     Our Qualified Legal Compliance Committee (“QLCC”) is a separately designated standing committee, currently consisting of all of the members of our Audit Committee. It was established to assist our Board in fulfilling its responsibilities relating to oversight of legal compliance by our employees and us and to meet the requirements for a qualified legal compliance committee under Part 205 of the rules of the SEC (the “Part 205 Rules”). The composition of the QLCC is intended to comply with all independence requirements under the Part 205 Rules. Our QLCC operates pursuant to a charter adopted by our Board and is available at http://www.nvrinc.com. Our QLCC annually reviews the QLCC Charter and the QLCC’s performance.
     Our QLCC has adopted written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation of securities laws or material breach of fiduciary duty or similar material violation by us, or our directors, officers, employees or agents (“Material Violation”) under the Part 205 Rules, and has the authority and responsibility (1) to inform our chief legal officer (“CLO”), CEO and chief financial officer (“CFO”) of any report of evidence of a Material Violation; (2) to determine whether an investigation is necessary regarding any report of evidence of a Material Violation and; (3) if our QLCC determines an investigation is necessary or appropriate, initiate such investigation; (4) to obtain a written report from our CLO or outside counsel conducting any such investigation at the investigation’s conclusion; (5) to recommend, by majority vote, that we implement an appropriate response to evidence of a Material Violation and inform our Board, CEO, CLO and CFO of the results of any such investigation and the appropriate remedial measures to be adopted; and (6) acting by majority vote, to take all other appropriate action, including the authority to notify the SEC in the event that we fail in any material respect to implement an appropriate response that our QLCC has recommended that we take. Our QLCC has the authority and available funding to engage any independent legal counsel, accounting or other expert advisors as our QLCC deems necessary to carry out its duties.
Executive Committee
     Our Executive Committee was established pursuant to our Bylaws to have such powers, authority and responsibilities as may be determined by a majority of our Board of Directors. Our Executive Committee has never met, nor has our Board ever delegated any powers, authority or responsibilities to the Executive Committee. Our Board of Directors intends to continue the practice of considering corporate matters outside the scope of our other existing Board committees at the full Board level.
Security Holder Communications with the Board of Directors
     Our Policies and Procedures Regarding Security Holder Communications with the NVR, Inc. Board of Directors are available at http://www.nvrinc.com. This same policy is applicable to any interested party wanting to communicate with the non-management directors or Mr. Butler, who is the lead independent director for 2010 meetings of our independent directors.
Transactions With Related Persons
     During the year ended December 31, 2009, we entered into new forward lot purchase agreements to purchase finished building lots for a total purchase price of approximately $70,600,000 with Elm Street Development, Inc. (“Elm Street”), which is controlled by one of our directors, Mr. Moran. The independent members of our Board approved these transactions, and we expect to purchase these finished lots over the next four years at the contract prices. During 2009, NVR also purchased 354 developed lots at market prices from Elm Street for approximately $46,700,000, and forfeited an additional $2,460,000 of deposits to restructure four forward lot purchase agreements to obtain reduced purchase prices for finished lots under the agreements. NVR and Elm Street also entered into a joint venture arrangement in 2009 to acquire control of a parcel of raw ground that is estimated to yield at least 600 finished lots. NVR invested $8,000,000 in the joint venture, and has no obligation to contribute any further capital into the entity.

     During 2009, William J. Inman, the president of the mortgage company, was the co-borrower on a $135,000 mortgage loan issued by NVR Mortgage Finance, Inc., in the ordinary course of its business, to one of Mr. Inman’s relatives. The terms of the mortgage loan were no less favorable to us than those that would have been issued to an unrelated third party, and our independent Directors approved the loan.
Procedures for Approval of Related Person Transactions
     All related person transactions affecting us that are potentially disclosable under Item 404(a) of Regulation S-K must be considered, reviewed and approved or ratified by the disinterested, independent directors of our Board, regardless of the type of transaction or amount involved. This requirement is contained within various written documents, including Section 7.05 of our Bylaws (available on our website at http://www.nvrinc.com), Sections 1 and 4 of our Code of Ethics (available on our website at http://www.nvrinc.com), and our internal Standards of Business Conduct, Human Resource and Financial Policies and Procedures.
Security Ownership of Certain Beneficial Owners and Management
     The following tables set forth certain information as to the beneficial ownership of Common Stock by each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock as of the dates indicated, and each director, director nominee and executive officer and by all directors and executive officers as a group as of March 5, 2010. Except as otherwise indicated, all shares are owned directly and the owner has sole voting and investment power with respect thereto.
Certain Beneficial Owners

Name and Address of Holder	Number of Shares	Percent of Class
BlackRock inc.	714,965 (1)	11.7%
40 East 52nd Street New York, NY 10022

Capital World Investors	337,000 (2)	5.5%
333 South Hope Street Los Angeles, CA 90071

Wellington Management Company, LLP	442,869(3)	7.2%
75 State Street Boston, MA 02109

AXA Assurances I.A.R.D. Mutuelle, and AXA Assurances VIE Mutuelle	630,391(4)	10.3%
26, Rue Drout 75009 Paris, france

(1)	Of the shares that were reported within a Schedule 13G filed January 8, 2010, the entity has sole power to vote or direct the vote and the sole power to dispose or direct the disposition of all of the shares reported.

(2)	Of the shares that were reported within a Schedule 13G filed February 10, 2010, the entity has sole power to vote 52,000 shares and sole power to dispose or direct the disposition of 337,000 shares.

(3)	Of the shares that were reported within a Schedule 13G filed February 12, 2010, the entity has shared power to vote 376,632 shares and shared power to dispose or direct the disposition of 439,831 shares.

(4)	Of the shares that were reported within a Schedule 13G filed February 12, 2010, the entity has sole power to vote 509,244 shares and sole power to dispose or direct the disposition of 630,391 shares.

Directors and Management

Name	Number of Shares		Percent of Class
Dwight C. Schar	60,000		*
C. E. Andrews	317		*
Robert C. Butler	9,950	(1)	*
Timothy M. Donahue	400		*
Alfred E. Festa	194		*
Manuel H. Johnson	27,465	(2)	*
William A. Moran	28,125		*
David A. Preiser	9,050	(3)	*
W. Grady Rosier	300		*
John M. Toups	25,192	(4)	*
Paul W. Whetsell	265		*
William J. Inman	91,403	(5)	1.5%
Paul C. Saville	243,550	(6)	3.9%
Dennis M. Seremet	58,542	(7)	*
Robert W. Henley	3,059	(8)	*
All directors, director nominees and executive officers as a group (15 persons)	557,812		8.8%

*	Less than 1%.

(1)	Includes 9,500 vested options issued under the NVR, Inc. 1998 Directors’ Long Term Stock Option Plan and 150 shares held in a Charitable Remainder Trust.

(2)	Includes 17,000 vested options issued under the NVR, Inc. 2000 Broad-Based Stock Option Plan and 65 shares owned by his son.

(3)	Includes 8,000 vested options issued under the NVR, Inc. 2000 Broad-Based Stock Option Plan.

(4)	Includes 17,000 vested options issued under the NVR, Inc. 2000 Broad-Based Stock Option Plan and 43 shares owned by his wife.

(5)	Includes 86,384 vested shares held in a Deferred Compensation Rabbi Trust, 816 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust, and 22 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan.

(6)	Includes 120,000 vested options issued under the NVR, Inc. 2000 Broad-Based Stock Option Plan, 3,168 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust, 4,389 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan, and 105,883 vested shares held in a Deferred Compensation Rabbi Trust. Excludes 777 shares held in a Deferred Compensation Plan which are not distributable until six months subsequent to separation of service.

(7)	Includes 12,500 vested options issued under the NVR, Inc. 2000 Broad-Based Stock Option Plan, 3,050 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust, 2,115 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan and 40,527 vested shares held in a Deferred Compensation Rabbi Trust.

(8)	Includes 1,750 vested options issued under the NVR, Inc. 2000 Broad-Based Stock Option Plan, 1,061 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust and 248 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the SEC and the national securities exchange upon which our shares are publicly traded. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all such forms filed. To our knowledge, based solely on a review of the copies of such reports furnished to us during 2009 and written representations that no other reports were required, all directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO
BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND
EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE
SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY
DOCUMENT SO FILED.
Report of the Audit Committee
     NVR’s Audit Committee is solely comprised of independent directors as defined by our independence standards (see above) and in the applicable SEC rules, and operates pursuant to a charter adopted by our Board, which is available at http://www.nvrinc.com.
     Our management has primary responsibility for preparing our financial statements and establishing financial reporting systems and internal controls. Management also has the responsibility of reporting on the effectiveness of our internal controls over financial reporting. Our independent external auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of our internal control over financial reporting. In this context, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed the audited financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting with management, and reviewed and discussed KPMG LLP’s audit opinions with KPMG LLP;
2.	The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61 (Codification of Statements on Auditing Standards, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and SEC rules discussed in Final Releases 33-8183 and 33-8183a;
3.	The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s independence relative to NVR; and
4.	Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.
The undersigned, constituting all of the members of the Audit Committee, have submitted this report to the Board of Directors.
Manuel H. Johnson (Chairman), C.E. Andrews, Robert C. Butler, and Alfred E. Festa

COMPENSATION DISCUSSION AND ANALYSIS
General Compensation Philosophy and Objectives
     Our philosophy for compensating our named executive officers is to place significant focus on, and reward achievement of, long-term objectives, which we believe is essential considering the cyclical nature of the industry in which we operate. Residential real estate projects often take a substantial period of time to mature. A typical community in which we sell and build homes may take anywhere from one year to five years to build out completely. For us to be successful, it is necessary for us to acquire control of land upon which to build our homes from land developers several years in advance of our sales and construction activities. The homebuilding industry is cyclical and exhibits peaks and troughs over a long-term period. Because we need to effectively manage our business over these lengthy time periods and during different stages of the homebuilding cycle and economic cycles, we believe that the majority of our named executive officers’ compensation should be based on accomplishing our long-term plans and objectives, and not on short-term quarterly or annual measures. We do this by limiting short-term cash compensation opportunities and emphasizing long-term earning opportunities through ownership of our common stock. Specifically, we have historically:
•	paid cash compensation to our named executive officers based on their positions, and in amounts that we believe to be lower than comparable positions in other publicly traded companies within our industry;

•	capped the annual cash bonus opportunity of our named executive officers at 100% of their base salary, and have not provided any opportunity to exceed that amount for short-term quarterly or annual performance in excess of our business plan (for 2009, the maximum cap was reduced to 50% as a cost savings measure); and

•	issued our named executive officers periodic (though not annual) grants of fixed-price stock options that vest over a long period of time. Historically, we have layered our option grants such that each named executive officer has one grant that is actively vesting over a four-year period and another grant that will begin vesting in the following four to five year period.
     A long-term equity interest in our company by our named executive officers is the major thrust of our philosophy. We believe that providing the majority of their compensation in the form of fixed price stock options with a long-term vesting schedule is an effective way to retain their services, and the services of all of our other management employees compensated in the same manner, over a long-term period. Additionally, each stock option agreement contains non-compete provisions that protect our interests. Retention of our experienced management team, which includes our named executive officers, has been and will continue to be one of our key strategic goals in managing our business.
     To encourage further equity ownership, we give each of our named executive officers, at his choice, the opportunity to defer salary and any earned annual bonus awards into our deferred compensation plan. All deferred amounts must be invested solely in our common stock and are paid out only after separation of service. We also require our named executive officers to own continuously common stock with a market value of four to eight times their respective base salaries (see the Deferred Compensation Plan and Stock Holding Requirement discussions below, respectively).We believe that fostering a long-term focus through equity compensation and ownership effectively aligns our named executive officers’ interest with those of our shareholders.

Current Year Overview
     As stated above, the homebuilding industry is cyclical. In 2009, NVR, like other U.S. homebuilders, experienced a continuation of the severe downturn in the U.S. housing market and the overall economy that began in the latter half of 2005. As such, we have engaged in a relentless effort to control the costs of running our business. We continued to build on cost reduction savings in 2009, which to date have encompassed closing operating divisions, reducing over 50% of our workforce and eliminating or modifying certain employee benefits. Our efforts to control compensation costs have spanned all levels within our organization, including impacts to our named executive officers. Those impacts include:
•	Mr. Schar relinquished his executive officer title effective February 4, 2009, and is no longer an employee of NVR. He remains as the Chairman of the Board. Prior to making that decision, in November 2008, Mr. Schar had again voluntarily amended his employment agreement to reduce his 2009 salary and bonus opportunity to $0 for the third consecutive year as a cost savings measure;

•	At Mr. Saville’s request, the Compensation Committee froze his base salary at its 2006 level for the third consecutive year as a cost savings measure, despite his leadership during a period in which NVR has significantly outperformed the industry;

•	Mssrs. Inman’s, Seremet’s and Henley’s 2009 salaries were also frozen at their 2008 levels; and

•	The maximum annual incentive opportunity for the named executive officers was reduced from 100% of base salary to 50%.
     These actions were taken despite NVR’s industry leading performance through this economic downturn to ensure that our cost structure would enable us to be profitable with the lower revenue levels that we are experiencing. NVR has continued to operate profitably, distinguishing itself as the only public homebuilder to remain profitable at this point in the cycle. Our industry leadership has been present throughout the downturn. We were the only homebuilder of the 12 homebuilders on a national level to operate profitably for the 2009 and 2008 fiscal years, and for 2007, we were one of only three profitable homebuilders among the top 12. Although the Compensation Committee believes management compensation is at the low end of the industry, the Committee agreed with management’s recommendation to continue to control compensation costs in light of our substantially reduced activity and net income levels, and our lower stock price and resulting shareholder returns.
Compensation Determination Process
     As a general matter, Mr. Saville and our Senior Vice President of Human Resources make recommendations to the Compensation Committee with respect to the amount of each element of compensation paid to each named executive officer, other than Mr. Saville. These recommendations are partially based on salary information for comparable positions at other large, publicly traded homebuilding and mortgage companies, as well as Mr. Saville’s subjective assessment of each officer’s overall performance during the prior year. The Committee reviews this same salary information, as well as comparative financial measures (our financial and operating performance compared to information publicly-available on our industry peers) and our overall financial strength for purposes of determining the compensation paid to Mr. Saville. Our Compensation Committee, which is comprised solely of independent members of the Board, has the final authority to determine the compensation of our named executive officers, and exercises such authority regardless of what recommendations are made or information that they are provided by management.
     In December 2007 and again in December 2009, the Compensation Committee engaged Hewitt Consulting to assist the Committee in formulating long term incentive plan strategies for certain of our employees, including our named executive officers. Hewitt’s analysis included a comparative analysis of the named executive officer base pay, annual incentive opportunities and long-term incentive compensation. To formulate the peer group data, Hewitt reviewed publicly available information from: Beazer Homes USA, Inc., Centex Corporation, D. R. Horton, Inc., Hovnanian Enterprises, Inc., KB Home, Lennar Corporation, MDC Holdings, Meritage Homes Corporation, Pulte Corporation, Standard Pacific Corporation, The Ryland Group, Toll Brothers, Inc., and WCI Communities, based on publicly available data.
Elements of Compensation
Base Salary
     The following actions were taken by the Compensation Committee relative to the named executive officers’ base salary for 2009 to aid our cost reduction efforts discussed above:
•	As noted above, Mr. Schar relinquished his executive officer title effective February 4, 2009, and is no longer an employee of NVR. He remains as the Chairman of the Board. Prior to making that decision, in November 2008, for the third consecutive year, Mr. Schar voluntarily amended his employment agreement to reduce his 2009 salary and bonus opportunity to $0 as a cost savings measure. Upon the request of Mr. Schar, the Compensation Committee agreed to amend Mr. Schar’s employment agreement to reduce his 2009 salary and bonus opportunity to $0.

•	Mr. Saville requested that the Committee freeze his salary at its 2006 level for the third consecutive year. The Committee granted this request, despite our industry leading financial performance during the downturn and the fact that Mr. Saville’s base salary is below the 50th percentile of other CEO’s in the Hewitt study peer group. Mr. Saville’s salary was frozen in 2010 at that same level as well.

•	Mr. Saville recommended to the Committee that the salaries of Mssrs. Seremet, Henley and Inman be frozen at 2008 levels as a cost savings measure. The Committee approved that request. At this frozen level, Mr. Seremet’s and Mr. Henley’s salaries remained below the 50th percentile of comparable positions at the peer companies included in the Hewitt studies, and Mr. Inman’s annual base salary was slightly above the 50th percentile. For 2010, the salaries of Mssrs. Inman and Seremet remain frozen at 2008 levels. Mr. Henley’s salary was increased by $11,000 to $231,000.

Annual Cash Bonus
General
     The objective of the annual cash bonus portion of the total compensation package is to focus each of the named executive officers on the attainment of annual goals necessary to achieve our five-year business plan. These annual goals are consistent with the current year’s portion of our five-year business plan. The named executive officers’ annual incentive opportunity has historically been capped at 100% of their base salary because of our overall compensation philosophy of limiting short-term cash compensation in favor of equity-based long-term incentive opportunities. The cap is earned once the preset performance target and attainment ranges based on the annual business plan are attained. Consistent with our cost reduction efforts, for 2009 the cap was set at 50% of base salary. The annual bonus is payable in cash, and may be deferred at the election of the named executive officer. See the Deferred Compensation Plans discussion below.
     The Compensation Committee has never exercised discretion in awarding bonuses in amounts higher from the amount calculated by our actual results relative to the preset performance target and attainment ranges. As discussed in our Proxy Statement last year, in 2008, for the first time ever, the Committee exercised negative discretion to reduce the amount of the annual bonus by agreeing to follow Mr. Saville’s recommendation to eliminate the annual incentive earned by the named executive officers. Mr. Saville’s request to eliminate the named executive officers’ 2008 earned annual incentive was based on our cost control objectives.
2009 Annual Bonus
     For 2009, the Compensation Committee maintained the same annual bonus performance metrics used in 2008 for our named executive officers, with the exception of Mr. Inman. Unlike in 2008 when Mr. Inman’s bonus opportunity was based on 1) our mortgage banking operations pre-tax profit (before annual bonus expense, stock-based compensation expense and certain corporate overhead cost allocations), 2) the return on invested capital in the mortgage operations and 3) on our new orders (net of cancellations), for 2009, Mr. Inman’s bonus opportunity was based on the same metrics as Mssrs. Saville, Seremet and Henley to emphasize that our captured mortgage business, for which Mr. Inman serves as President, is an integral component of the success of our core homebuilding business. The annual bonus opportunity in 2009 for Mr. Saville, Mr. Inman, Mr. Seremet and Mr. Henley was based 80% upon our consolidated pre-tax profit (before consolidated annual bonus and stock-based compensation expense but after all other charges) and 20% based on the number of new orders (net of cancellations) that we generated compared to our 2009 annual business plan. Mssrs. Saville, Inman, Seremet and Henley were to begin earning the consolidated pre-tax profit portion of their annual bonus award once the annual business plan was at least 80% attained (the “threshold”). The full amount of the consolidated pre-tax profit portion of their annual bonus award was to be earned ratably from 80% up to 100% achievement of the annual business plan. Mssrs. Saville, Inman, Seremet and Henley were to begin earning the new orders unit portion of their annual bonus award once the annual business plan was at least 85% attained. The full amount of the new orders unit portion of their annual bonus award was to be earned ratably from 85% up to 100% achievement of the annual business plan.
     Based on our 2009 results, Mssrs. Saville, Inman, Seremet and Henley earned 100% of their maximum bonus opportunity of 50% of base salary. See the Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables below for the actual performance targets for 2009.

2010 Annual Bonus
     Our operating activity levels, net income and stock performance have increased substantially in 2009 from 2008 levels. These results led the Committee to restore the maximum bonus opportunity for 2010 to 100% of base salary from the temporary 50% maximum cap installed in 2009 as a cost savings measure. The capped feature is being maintained, thus achievement of results which exceed the business plan will not result in the payment of a bonus exceeding 100% of base salary. For 2010, we are maintaining the same annual bonus performance metrics and the relative weight assigned to each metric for the named executive officers as existed in 2009.
Fixed Price Stock Options
Prior Stock Option Plans
     Historically, the potential single largest component of each named executive officer’s total compensation package has been realized through the grant of fixed-price stock options, in which most of our management group participates.
     We do not issue stock option grants annually. Our historical practice has been to structure equity awards to vest over a long-term period. None of the four stock option grants made to the named executive officers prior to the 2008 grant had options scheduled to vest within the first four and one-half year period from the grant date (see discussion below on 2008 option grants). The average length of time for full vesting of stock options granted under those grants was seven and one half years from the date of grant. In addition, we historically have layered our stock option grants to the executives such that there is one grant actively vesting over a four-year period, and another grant that will begin vesting in the following four to five year period. Following is a summary of the material terms of the five most recently issued stock option grants:

2008 Grant
Term					From 2000
Description	1996 Plan	1998 Plan	2000 Plan	2005 Plan	Plan
Exercise price	Market value on date of grant	Market value on date of grant	Market value on date of grant	Market value on date of grant	Market value on date of grant

Repricing requires shareholder approval	No	Yes	Yes	Yes	Yes
Date options were granted to named executive officers	May 30, 1996	May 26, 1999	May 3, 2001	May 26, 2005	January 3, 2008

Vesting Conditions	Continued employment at vesting dates	Continued employment at vesting dates	Continued employment at vesting dates	Attainment of EPS Target (as defined below), then continued employment at vesting dates	Continued employment at vesting date

Vesting period for named executive officers	One-third on each of December 31, 2000, 2001 and 2002	One-third on each of December 31, 2003, 2004 and 2005	One-quarter on each of December 31, 2006, 2007, 2008 and 2009	If EPS Target achieved, one-quarter on each of December 31, 2010, 2011, 2012, and 2013	December 31, 2010,

Period from grant date to full vesting	Six years and seven months	Six years and seven months	Eight years and eight months	Eight years and seven months	Three years
     We have consistently sought improvements in our equity compensation plans to ensure that the majority of the named executive officers’ potential compensation is effectively aligned with our shareholders. For example, all plans implemented after the 1996 Plan require shareholder approval to reprice options. This feature was added after we independently recognized the importance of shareholder-controlled repricing, and years before the NYSE’s amended listing rules took effect in 2003 mandating shareholder approval to reprice options. No options granted under the 1996 Plan, however, have ever been repriced. For the 2000 and 2005 Plans, the period from grant date to full vesting was increased by more than two years as compared to the 1996 Plan, to almost nine years from the original grant date. We increased the full vesting time period to increase the retention value of such awards.
     For the 2005 Plan, we revised our option program to require both performance and service-based vesting conditions. The performance requirement was added as a vesting condition to our stock option program to ensure that potential share dilution from stock option exercises only occurred if our performance provided a 10% compound annual growth in earnings per share over the four-year measurement period. Under this plan, no option would have become exercisable unless a performance target based on growth in diluted earnings per share (the “EPS Target”) was met. The EPS Target was set at a level that reflected a growth rate in diluted earnings per share of 10% per year for four years, based on our 2004 diluted earnings per share of $66.42, amounting to aggregate EPS of $339.00 per share over the four-year period ending December 31, 2008.
     However, we failed to meet the 4-year aggregate performance measure and the grants made to all plan participants, including the grants made to the named executive officers, expired unexercised on December 31, 2008. Further, because the EPS Target was a condition of the plan itself, the 2005 Plan has expired and no further stock options grants may be made under it. Had the EPS Target been attained as the first condition of vesting, the stock option grants issued under the 2005 Plan would have vested in 25% increments on December 31, 2010, 2011, 2012 and 2013 based on continued employment.
     We recognized in mid-2007 that we would not attain the EPS Target based on the sharply declining market conditions we were experiencing, our results for the three year period to date, and our lowered expectations for 2008. Our Compensation Committee was also aware that the last vesting year for the options granted under the 2000 Plan was 2009, meaning that without the 2005 Plan, our named executive officers, as well as all of our key management team, would no longer be participating in a long term incentive plan past December 31, 2009.
     We believe that an effective long term incentive plan, preferably an equity plan, is essential to the retention of our named executive officers and key managers, and it was particularly essential as we managed through the still challenging homebuilding market. However, in late 2007, we believed that it was unlikely that we could obtain shareholder approval of a new option plan due to the dilutive effect of our “overhang,” (“overhang” being the total outstanding stock options divided by the total outstanding shares). Given these circumstances, the Compensation Committee engaged Hewitt Associates to assist us in developing a short term solution to the absence of a long-term incentive plan for our employees. After evaluating several alternatives with Hewitt, including cash-based awards that included stock appreciation rights, the Compensation Committee decided to make new option grants to the named executive officers and other key employees using the limited number of unissued stock options remaining available under existing plans, primarily the 2000 Plan. See the 2009 Summary Compensation Table and the Outstanding equity Awards at December 31, 2009 Table for further information on the specific grants made to the named executive officers in 2008.
     At the time of the January 3, 2008 option grants, we would have preferred to have continued our historical “layered” approach of granting options such that there is one grant actively vesting over a four-year period, with another grant in a four to five year pre-vesting period (in essence, two plans outstanding at any given time). However, we did not have a sufficient number of stock options available to us under existing plans to issue competitive, retentive grants to our named executive officers and other key employees beyond 2010.
Future Equity Plan
     While the termination of the 2005 Plan required us to select the short-term 2008 alternative approach that we did, entering 2009, we were still faced with having no long-term incentive plan post-December 31, 2010 for our named executive officers and other key managers. In addition to our belief that an effective long term incentive plan is essential to the long-term retention of our named executive officers and key managers, which is and always has been one of our key business strategies, we recognized that we were faced with certain immediate employee retention issues. First, as general market conditions begin to improve, we are more vulnerable than we were in 2007 and 2008 to employee turnover as our competitors begin to expand under the improved conditions. In addition, our success during the downturn has led to more of our competitors moving towards the “asset lite”

business model that we have successfully employed, a strategy that has resulted in us being the only homebuilder to operate profitably among the nation’s top 12 largest homebuilders in 2009 and 2008. This increases the risk that our competitors will attempt to hire away our key managers who are expertly versed in our “asset lite” model. Further, we are faced with the risk that we could lose a certain demographic segment of our key management group to retirement before succession candidates are adequately trained and experienced.
     These factors led the Compensation Committee to again engage Hewitt in late 2009 to assist us in formulating a long-term solution. After careful consideration of various long-term incentive vehicles by the Compensation Committee, with Hewitt’s and management’s participation, we have concluded to seek approval from our shareholders for a new long-term equity incentive plan at the 2010 Annual Meeting (see Proposal Number 4). This option was chosen as the solution because the use of an equity-based plan:
•	continues what has been a proven, successfully retentive compensation tool for us;

•	is ingrained in the culture of the company, with compensation historically weighted towards long-term growth in earnings per share;

•	aligns long-term compensation to the creation of long-term shareholder value;

•	directly assists employees in complying with our stock holding requirements;

•	provides a non-cash, fixed and determinable compensation charge; and

•	provides a vehicle to which our non-compete and other restrictive employment covenants can be tied.
     To combat the retention risks noted above, if approved, we are altering our historical approach and intend to issue half of the total award value in time-vested restricted share units that will vest in 2011 and 2012, and half of the award value in fixed-price stock options that will vest in 2013 and 2014. The restricted share units aid in bridging the impact caused by the termination of the 2005 Option Plan so that we can return to our preferred method of solely issuing fixed-price stock options. The Compensation Committee discussed the advisability of using a performance metric to earn the restricted share units; however, after fully vetting the matter, it was determined to be inappropriate due to the current unstable business climate. We have performed macro-level calculations to determine the 700,000 share size for which we are seeking shareholder approval, which is intended to provide grants to both current and future employees as we hire for future growth. However, we have not yet specifically set grant awards for any of the intended current participants, including for the named executive officers.
     As is our practice in all facets of our business, we are acting with transparency in seeking shareholder approval of something that we consider to be of critical importance in the success of our business, and in the best interests of our shareholders. In the event that we are unable to obtain shareholder approval at the 2010 Annual Meeting for the proposed equity incentive plan, we will still be faced with the significant employee retention risk of not having an LTIP for our key management team post-December 31, 2010. It will be incumbent on us to seek to mitigate that material risk to protect the long term interests of the Company and our shareholders. Thus, in that event, we plan to seek Hewitt’s assistance to develop a long-term compensation plan that will be available to us without shareholder approval, which would likely take the form of a cash-based plan. While that is clearly not our preferred course of action, we believe that a long-term incentive plan is essential to sustaining our business at this critical juncture.
Determining the Size of Equity Awards
     When issuing equity grants under our equity plans, to our named executive officers (or to any employee of our company), the Compensation Committee first establishes a dollar value of the total targeted compensation to be awarded by position. After determining the salary and annual bonus components for a particular year, these amounts are subtracted from the total targeted compensation for the year to derive the fair value that we want to transfer to the executive in the form of equity awards over the vesting period. On the date of grant, we divide that total equity award fair value dollar amount by the per share fair value, calculated using the Black Scholes option pricing model, to determine the number of equity awards to award.
     Although we consider this approach in determining the number of equity awards to issue to our named executive officers to be a reasoned approach using a formula that is based on a widely accepted option-pricing model, the ultimate value of the options issued only becomes clear when they are exercised. Depending on our future stock price, the stock options may wind up being worthless, or worth much more than the fair value initially estimated. As a result, we do not consider realized or realizable gains from prior stock option grants when setting new grant amounts. We do not believe that it is a fair practice to offset current compensation by realized or unrealized stock option gains several years after the grants have been issued. Our goal is that the actual gain realized on option exercise exceeds our initial estimate of fair value because gains in excess of the estimated fair value calculated on the grant date are also realized by all of our other shareholders that held our common stock over that time period. We believe that limiting potential upside on option gains does not provide an appropriate incentive for our named executive officers when focusing on long-term results, as our compensation philosophy dictates.
Stock Option Grant Practices
     We do not have a program, plan or practice in place to grant options in coordination with the release of material non-public information. The timing of the January 2008 grant was predicated on our determination and announcement that the 2005 Plan was expected to terminate due to our failure to achieve the EPS Target. Our Compensation Committee has sole authority to grant options to the named executive officers, and the grant date is the date of Compensation Committee approval of the awards. We grant stock options once per month, to new employees and newly promoted employees. The grant date for these awards is the first of the month following the new hire or promotion date (or the first of the second month if the new hire or promotion occurs after the 20th day of the month).
Stock Ownership Guidelines
     To complete the linkage between the interests of our senior management with our shareholders, we adopted stock ownership guidelines in 2000. These guidelines require the named executive officers (and certain other members of senior management) to acquire and continuously hold a specified minimum level of our shares for so long as we employ them in their respective positions. The Board of Directors determined the holding requirements for the named executive officers based on a review of the publicly-available stock holding policies for other publicly traded companies within our industry. Under our holding requirements, our named executive officers must acquire and hold shares with a total fair market value ranging from four- to eight-times their annual base salaries depending on position. For 2009, the holding requirements for each of the named executive officers were as follows:

			Dollar Holding
Name	Base Salary	Factor	Requirement
Dwight C. Schar (1)	—	—	—
Paul C. Saville	$800,000	8	$6,400,000
William J. Inman	$430,000	4	$1,720,000
Dennis M. Seremet	$475,000	6	$2,850,000
Robert W. Henley	$220,000	4	$880,000

(1)	Subsequent to February 4, 2009, the date upon which Mr. Schar relinquished his executive officer title, he has been subject to the Board stock holding requirement of $130,000.
     Any named executive officer who does not meet his requirement must retain 50% of the net common stock received from option exercises until the holding requirement is attained. “Net common stock received” means the common stock received after the payment of the option price and the taxes withheld related to the option exercise. All of the named executive officers are currently in compliance with our stock ownership guidelines.
Personal Benefits
     Our named executive officers are entitled to and eligible only for the same personal benefits for which all of our employees are eligible. We do not have programs in place to provide personal benefits for any employee. Our healthcare and other insurance programs, including the program’s participation costs, are the same for all eligible employees. Our annual discretionary contribution to the NVR Employee Stock Ownership Plan, expressed as a percentage of eligible wages, and our NVR 401(k) matching contribution, is also the same for all eligible employees, subject to all applicable IRS contribution limits and formulas for plans of these types. Further, we do not offer defined benefit pension or supplemental executive retirement plans to any of our employees. For 2009, as a cost savings measure, the 401(k) match for all employees, including the named executive officers, was suspended. The 401(k) match was reinstated for 2010.
Deferred Compensation Arrangements
     We have two deferred compensation plans, which we refer to as plans 1 and 2, respectively, for purposes of this discussion. We provide deferred compensation plans for three reasons: i) to encourage ownership of our common stock in furtherance of our compensation philosophy, ii) to establish a vehicle whereby named executive officers may defer the receipt of salary and bonus that otherwise would be nondeductible for company tax purposes into a period where we would realize a tax deduction for the amounts paid (see below Tax Deductibility discussion), and iii) to enable our named executive officers, and other members of management, to acquire shares of our common stock on a pre-tax basis in order to more quickly meet, and maintain compliance with, the stock holding requirements described above. In addition, the structure of our deferred compensation plans effectively increases the stock holding requirements for certain of our named executive officers, and places the earned compensation “at-risk” during the executive officer’s deferral period. Plan 1, which we adopted December 15, 1999, was closed for new contributions effective December 31, 2004. The named executive officers, solely at their election, may defer 100% of any earned salary or bonus into plan 2, which we adopted December 15, 2005. Stock option gains are prohibited by law from being deferred.
     The market value of a named executive officer’s deferred compensation accounts is not considered when setting his other current compensation. The compensation earned and deferred was already reviewed and analyzed based on the above-described compensation philosophy and policies at the time the compensation was earned. Had the executive officer instead elected to receive a payout of the compensation earned, and then invested those amounts externally, we would have no knowledge of and would not have considered external investment experience when considering the amount by which we should compensate the executive officer. Thus, we do not believe it is either proper or necessary to consider the value of the executive officer’s deferred compensation account just because it is held in a plan we sponsor and is invested in our stock. In addition, had the amounts deferred been instead paid to the applicable named executive officer when earned (and not deferred until separation of service), we would have lost a substantial tax benefit that we will now receive as a result of the deferral. See the Nonqualified Deferred Compensation Table and accompanying narrative below for additional information on our deferred compensation plans.
Change of Control and Severance Payments
     Each of our named executive officers, other than Mr. Henley, is party to an employment agreement with us pursuant to which the officer is entitled to severance payments upon certain termination events, including termination following a change in control. Generally, we do not believe that we should pay our named executive officers, or any other employee, any incremental compensation upon termination when the termination is either by choice or due to conduct that is potentially detrimental to NVR. Thus, we do not provide any of our named executive officers any incremental severance benefits, other than any amounts already earned and accrued at the date of termination, if the termination is voluntary (unless due to a change in control of NVR or retirement), including voluntary termination upon the election or appointment of a new Chairman and/or CEO, or for “Cause.”
     We do not provide tax “gross ups” to our named executive officers in connection with any change in control or severance payment.
Change of Control Provisions
     Change of control provisions applicable to our named executive officers are either “single trigger”, meaning that the change of control event alone triggers either a payment or an acceleration of certain rights, or “double trigger”, meaning that the change of control coupled with the officer’s termination from service within a certain period of the time after the change of control triggers a payment or accelerated right.
     The change of control provision in each applicable named executive officer’s employment agreement for the payment of severance is a double trigger. A double trigger for severance payments was selected because, unless the named executive officer’s employment is terminated after the change in control, his cash compensation in the form of salary and annual bonus would continue from the acquiring entity, which is what the severance payment is based upon and intended to replace. See the Narrative Disclosures of Termination and Change of Control Payments discussion below for additional information on these severance payments.
     The change of control provisions in the stock option agreements and the deferred compensation plans are single trigger, reflecting our intent that the named executive officers have the ability to use those shares to vote upon any proposed transaction, and to ensure that the named executive officers receive deferred compensation to which they are entitled.
Severance Payments
     Each of the employment agreements provides for a two-month severance benefit upon the named executive officer’s termination due to death or disability. This amount reflects what we believe to be a modest transition for the executive or his family for termination events that are sudden and beyond the executive’s control. We provide severance benefits of 200% of base salary for terminations without cause or that are voluntary within one year after a change in control. This amount reflects our belief that it is difficult for executive officers to find comparable employment opportunities in a short period of time, particularly after experiencing a termination that was beyond their control. We provide a severance benefit of 100% of base salary upon retirement. We consider the 100% severance payment a nominal reward for length of service given that we do not provide our executives defined benefit or supplemental executive retirement plans.
Accounting Impact and Tax Deductibility of Compensation
Accounting Impact
     We accrue our named executive officers’ salaries and bonus awards as an expense when earned by the officer. For our fixed-price stock options, the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), Topic 718, requires us to recognize compensation expense within our income statement for share-based payment arrangements, which includes employee equity compensation plans.
     Stock-based compensation expense when recognized is based on the grant-date fair value of the options granted, and is recognized ratably over the requisite service period. We adopted FASB ASC 718 under the modified prospective method. Under the modified prospective method, FASB ASC Topic 718 applies to new awards and to awards modified, repurchased, or cancelled after January 1, 2006, as well as to the unvested portion of awards outstanding as of January 1, 2006. Our stock options are accounted for as equity awards.
Tax Deductibility
     Section 162(m) of the Internal Revenue Code limits the corporate deduction for compensation paid to the named executive officers (other than our CFO) to $1 million unless such compensation qualifies as “performance-based compensation.” Among other things, Section 162(m) requires approval of the performance-based compensation by our shareholders. We have concluded that the adverse tax impact of paying salaries and bonuses to our CEO in excess of that limit was not significant enough to limit the salary and annual bonus amounts awarded. All of the compensation potentially earned by our named executive officers under our stock option plans qualifies as “performance based” under 162(m), except for grants issued under the 2000 Plan that are exercised while the named executive officer is an employee of NVR, which was not shareholder approved.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE
DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE
SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933
OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY
REFERENCE IN ANY DOCUMENT SO FILED.
Report of the Compensation Committee
     The Compensation Committee hereby reports as follows:
1.	The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with NVR’s management; and

2.	Based on the review and discussion referred to in paragraph 1, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in our 2010 proxy statement to be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.
The undersigned, constituting all of the members of the Compensation Committee, have submitted this report to the Board of Directors.
John M. Toups (Chairman), Timothy M. Donahue, Manuel H. Johnson, David A. Preiser, W. Grady Rosier and Paul W. Whetsell

2009 SUMMARY COMPENSATION TABLE

				Non-Equity
Name and		Salary	Option Awards	Incentive Plan	All Other	Total
Principal Position	Year	($)	($) (2)	Compensation ($)	Compensation ($) (3)	($)
Dwight C. Schar (1)	2009	$0	—	—	$1,533,433	$1,533,433
Chairman of the Board	2008	$0	—	—	$0	$0
	2007	$0	—	—	$0	$0

Paul C. Saville	2009	$800,000	—	$400,000	$7,350	$1,207,350
Principal Executive	2008	$800,000	$3,885,750	—	$7,400	$4,693,150
Officer	2007	$800,000	—	—	$7,250	$807,250

William J. Inman	2009	$430,000	—	$215,000	$7,350	$652,350
President, NVR	2008	$430,000	$1,398,870	—	$6,900	$1,835,770
Mortgage Finance, Inc.	2007	$410,000	—	$97,278	$6,750	$514,028

Dennis M. Seremet	2009	$475,000	—	$237,500	$7,350	$719,850
Principal Financial	2008	$475,000	$2,020,590	—	$7,400	$2,502,990
Officer	2007	$430,000	—	—	$7,250	$437,250

Robert W. Henley	2009	$220,000	—	$110,000	$6,600	$336,600
Principal Accounting	2008	$220,000	$932,580	—	$6,600	$1,159,180
Officer	2007	$187,000	—	—	$5,610	$192,610

(1)	Effective February 4, 2009, Mr. Schar relinquished his executive officer title, and is no longer an employee of NVR. He continues to be the Chairman of the Board. As of February 4, 2009, Mr. Schar earned a retirement separation benefit equal to one times his annual salary pursuant to his employment agreement. In addition, as a non-employee director, Mr. Schar is now eligible to be paid an annual Board retainer and Board meeting fees. The amounts disclosed in the “all other compensation” column for Mr. Schar in 2009 equals the $1,500,000 retirement separation benefit, which is being paid over a twelve month period beginning on the effective date, plus $23,833 paid for a pro rata portion of the annual Board retainer and $9,600 in Board meeting fees (see the footnotes to the 2009 Director Compensation Table for a description of these fees).

(2)	The amounts disclosed represent the aggregate grant date fair value of stock option grants made during the respective years in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures relating to service-based vesting conditions. The fair value valuation assumptions for the 2008 grants are as follows: i) the estimated option life is 3.9 years, ii) the risk free interest rate was 2.7% (based on a U.S. Treasury Strip due in a number of years equal to the estimated option life), iii) the expected volatility equals 33.9%, and iv) the estimated dividend yield is 0%.

(3)	Excluding the amount for Mr. Schar (see footnote 1 above), the “all other compensation” only includes amounts contributed by us on behalf of Mssrs. Saville, Inman, Seremet and Henley to our Employee Stock Ownership Plan (“ESOP”), which is a defined contribution plan, for the respective plan year, and where applicable, a $500 matching contribution made by us pursuant to our 401(K) plan.

2009 Grants of Plan-Based Awards

		Estimated Future
		Payouts Under Non-Equity
		Incentive Plan Awards ($)
	Grant
Name	Date	Target	Maximum
Dwight C. Schar (1)	—	$0	$0
Paul C. Saville (2)	02/24/09	$400,000	$400,000
William J. Inman (2)	02/24/09	$215,000	$215,000
Dennis M. Seremet (2)	02/24/09	$237,500	$237,500
Robert W. Henley (2)	02/24/09	$110,000	$110,000

(1)	Mr. Schar ceased to be an employee on February 4, 2009 when he relinquished his executive officer title and thus, was not eligible to participant in the 2009 annual bonus plan.

(2)	Amounts pertain to our 2009 annual bonus plan. See the Annual Cash Bonus section in our Compensation Discussion and Analysis above and the Narrative Disclosure to Summary Compensation and Grants of Plan-based Awards Tables below.
Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables
Employment Agreements
     We have entered into employment agreements with each of our named executive officers, except Mr. Henley (see below for a discussion of Mr. Schar). The agreements were entered into on July 1, 2005, and continue through January 1, 2011. Each of the named executive officers’ employment agreements were amended effective January 1, 2009 to comply with Section 409A of the Internal Revenue Code relative to deferred compensation. Any of the agreements can be extended if both the executive and NVR mutually agree to extend the term. The full agreements were filed as exhibits 10.2, 10.3, and 10.4 to a Form 8-K filed with the SEC on June 28, 2005. The amendments that conformed the agreements to Section 409A were filed as exhibits 10.38, 10.39 and 10.40 to our 2008 Form 10K filed with the SEC on February 25, 2009. The 2005 Forms 8-K and the 2008 Form 10-K can be found on the SEC’s website at www.sec.gov.
     Subsequent to Mr. Schar’s relinquishment of his executive officer title on February 4, 2009, he is no longer an employee of NVR. Mr. Schar’s voluntarily amended his employment agreement on December 21, 2006, November 6, 2007 and November 6, 2008 to reduce his salary and bonus opportunity to $0 for 2007, 2008 and 2009, respectively. Mr. Schar’s December 21, 2006 amendment was filed as exhibit 10.1 to a Form 8-K filed with the SEC on December 22, 2006, his November 6, 2007 amendment was filed as exhibit 10.1 to a Form 8-K filed with the SEC on November 7, 2007, and his November 6, 2008 amendment was filed as exhibit 10.1 to a form 8-K filed with the SEC on November 10, 2008.
     Other than the applicable named executive officers’ titles, minimum base salary amounts and NVR stock holding requirements, the material terms in each agreement are essentially the same and cover:
•	Minimum base salaries:
•	Mr. Saville $650,000

•	Mr. Inman $390,000

•	Mr. Seremet $400,000

•	Annual bonus eligibility up to 100% of base salary based on criteria determined by our Compensation Committee (see Compensation Discussion and Analysis — Annual Cash Bonus above);

•	Eligibility to participate in our benefit plans at identical participation costs offered to all of our employees eligible to participate in those plans;

•	Eligibility to have reasonable business expenses reimbursed, subject to reimbursement policies to which all of our employees are subject equally;

•	The requirement of a continuous NVR stock holding requirement, as set forth under the Stock Ownership Guidelines section of the Compensation Discussion and Analysis above;

•	Severance payments due under various termination scenarios (see Potential Payments Upon Termination or Change of Control below for additional information);

•	Covenants for the applicable named executive officers not to compete with us (see Potential Payments Upon Termination or Change of Control below for additional information); and

•	Extension of our indemnification to the executives during the performance of their duties to the fullest extent permitted by the laws of the Commonwealth of Virginia.
2009, 2008 and 2007 Compensation
     For Mssrs. Saville, Seremet and Henley, all of the cash compensation paid was in the form of base salary during 2008 and 2007. As noted above in the Compensation Discussion and Analysis – Base Salary discussion, none of the named executive officers received salary increases in 2009 from 2008 levels. Mr. Saville has not received a salary increase since the beginning of 2006.
     For a discussion of the general terms and objectives behind our 2009 annual cash bonus plan, see Compensation Discussion and Analysis – Annual Cash Bonus above. The maximum bonus opportunity available for our named executive officers in 2009 was reduced to 50% of base salary from 100% as a cost savings measure. With respect to the specific performance targets established under the 2009 annual bonus plan, the consolidated pre-tax profit target at which 100% of the annual bonus was earned was $190,283,000, and the 80% threshold at which the annual bonus was to be ratably earned was $152,226,000. Our actual 2009 consolidated pre-tax profit was $364,820,000, which was above the 100% maximum. The 2009 new orders target (net of cancellations) was 7,000 units, with the 85% threshold being 5,950 units. Our actual 2009 new orders were 9,409 units, resulting in 100% of this portion being attained. As a result, Mssrs. Saville, Inman, Seremet and Henley earned 100% of their maximum bonus, calculated as follows: (80% x 100%) + (20% x 100%).
     In 2008, Mssrs. Saville, Seremet and Henley earned 3.4% of their maximum bonus opportunity and Mr. Inman earned 63.1% of his maximum bonus opportunity. However, Mssrs. Saville, Inman, Seremet and Henley recommended to the Compensation Committee that no bonuses be paid to them in 2008 as a cost savings measure, which the Committee approved. Mr. Inman earned 23.7% of his 2007 maximum bonus opportunity.
     During 2008, Mssrs. Saville, Seremet, Inman and Henley were granted fixed-price stock options to purchase 25,000, 13,000, 9,000 and 6,000 shares, respectively. There were no stock option grants issued in 2009 or 2007 to any of the named executive officers. For further information see the Compensation Discussion and Analysis – Fixed Price Stock Options section and also footnote (2) to the 2009 Summary Compensation Table, and footnote (b) to the Outstanding Equity Awards at December 31, 2009 Table.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
Dwight C. Schar:
2000 Option Plan (a)	100,000	—	$189.00	05/02/11
Paul C. Saville:
2000 Option Plan (a)	120,000	—	$189.00	05/02/11
2000 Option Plan (b)	—	25,000	$515.05	01/02/18
William J. Inman:
2000 Option Plan (a)	12,500	—	$189.00	05/02/11
2000 Option Plan (b)	—	9,000	$515.05	01/02/18
Dennis M. Seremet:
2000 Option Plan (a)	12,500	—	$189.00	05/02/11
2000 Option Plan (b)	—	13,000	$515.05	01/02/18
Robert W. Henley:
2000 Option Plan (a)	1,750	—	$189.00	05/02/11
2000 Option Plan (b)	—	6,000	$515.05	01/02/18

(a)	These options were granted on May 3, 2001. The exercise price of the options was equal to the market value of the underlying stock on the date of grant. Twenty-five percent of the options vest on each of December 31, 2006, 2007, 2008 and 2009, with vesting based solely upon continued service in the capacity in which the grants were issued.

(b)	These options were granted on January 3, 2008. The exercise price of the options was equal to the market value of the underlying stock on the date of the respective grants. The options vest on December 31, 2010, with vesting based solely on continued service in the capacity in which the grants were issued.
* * * * *
2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards
	Number of
	Shares	Value Realized
	Acquired	on
	on	Exercise
Name	Exercise (#)	($) (1)
Dwight C. Schar	100,000	$21,935,880
Paul C. Saville	40,301	$17,206,378
William J. Inman	12,500	$4,116,625
Dennis M. Seremet	12,500	$4,888,142
Robert W. Henley	3,500	$1,497,458

(1)	The value realized is calculated based on the difference between the market price of NVR common stock on the date of exercise and the respective exercise price, multiplied by the number of options exercised.

2009 NON-QUALIFIED DEFERRED COMPENSATION TABLE

			Aggregate
	Executive	Registrant	Earnings	Aggregate	Aggregate
	Contributions in	Contributions	(Loss) in Last	Withdrawals/	Balance at Last
	Last FY	in Last FY	FY	Distributions	FYE
Name	($)	($)	($) (a)	($)(b)	($)
Dwight C. Schar:
Plan 1 (c)	—	—	$(12,945,538)	$97,764,894	$0
Plan 2 (d)	—	—	$740,858	$3,028,194	$0

Paul C. Saville:
Plan 1 (e)	—	—	$26,942,988	—	$75,252,107
Plan 2 (f)	—	—	$197,651	—	$552,042

William J. Inman:
Plan 1 (g)	—	—	$21,981,273	—	$61,393,973

Dennis M. Seremet:
Plan 1 (h)	—	—	$10,312,500	—	$28,802,944

Robert W. Henley	—	—	—	—	—

(a)	Represents unrealized earnings/(losses) of the market value of the NVR common stock held in the respective officer’s deferred compensation account. We have never paid dividends.

(b)	Pursuant to Mr. Schar relinquishing his executive officer title on February 4, 2009, during 2009 he received a distribution of all deferred compensation pursuant to the terms of his deferred compensation agreements.

(c)	Mr. Schar deferred a total of $30,171,848 of earned compensation, all of which was previously reported by us in prior years’ Summary Compensation Tables within our proxy statements.

(d)	Mr. Schar deferred a total of $3,476,520 of earned compensation, all of which was previously reported by us in prior years’ Summary Compensation Tables within our proxy statements.

(e)	Mr. Saville deferred a total of $15,995,411 of earned compensation, all of which was previously reported by us in prior years’ Summary Compensation Tables within our proxy statements.

(f)	Mr. Saville deferred a total of $600,000 of earned compensation, all of which was previously reported by us in prior years’ Summary Compensation Tables within our proxy statements.

(g)	Mr. Inman deferred a total of $12,274,639 of earned compensation, all of which was previously reported by us in prior years’ Summary Compensation Tables within our proxy statements.

(h)	Mr. Seremet deferred a total of $7,334,970 of earned compensation, all of which was previously reported by us in prior years’ Summary Compensation Tables within our proxy statements.
Narrative to the 2009 Non-Qualified Deferred Compensation Table
     We have two deferred compensation plans, which we refer to as plans 1 and 2, respectively, for purposes of this discussion. Plan 1, which we adopted on December 15, 1999, was closed for new contributions effective December 31, 2004. Each of the named executive officers, solely at their election, may defer 100% of any earned salary or bonus into plan 2, which we adopted December 15, 2005. Stock option gains are prohibited by law from being deferred.
     Amounts deferred are invested in a fixed number of shares of our common stock, which is purchased on the open market at fair market value. This is the only investment choice for the named executive officers. All amounts placed in the deferred compensation plan are amounts already due to the named executive officer; we do not make employer contributions to their accounts. Further, earnings on deferred amounts solely represent appreciation/(depreciation) of the market value of the NVR shares of common stock held. We do not provide for a minimum return or guarantee a minimum payout amount. These are “at risk” investments. The shares of our common stock held in each named executive officer’s account are distributed to the named executive officer upon expiration of the deferral period. The deferral period expires for Plan 1 at the named executive officer’s termination of employment, and expires for Plan 2 six months after the named executive officer’s termination of employment.
NARRATIVE DISCLOSURES OF TERMINATION AND CHANGE OF CONTROL PAYMENTS
     Our named executive officers are eligible to receive certain termination and/or change in control payments and acceleration rights under certain of the compensation arrangements that they hold with us. These payments and acceleration rights are contained within the executive officers’ employment agreements, employee stock option agreements and deferred compensation plan agreements.
Employment Agreements
     As noted in the Narrative Disclosure to the Summary Compensation Table, we employ Mssrs. Saville, Inman and Seremet pursuant to employment agreements (Mr. Schar was employed under an employment agreement prior to February 4, 2009, the date upon which he relinquished his executive officer title, and Mr. Henley does not have an employment agreement with us). The agreements cover the additional payments that would be due to these individuals in the following termination scenarios: 1) death, 2) disability, 3) retirement, 4) cause, 5) without cause, 6) voluntary, 7) voluntary within one year after a change in control, and 8) voluntary upon the election or appointment of a new Chairman and/or CEO accompanied by a change in business philosophy. The terms are identical in each of the agreements.
     As noted above, effective February 4, 2009, Mr. Schar relinquished his executive officer title, and thus was paid a retirement separation benefit which equaled $1,500,000 (see the 2009 Summary Compensation Table). Mr. Schar is not entitled to any further separation benefits under his former employment agreement in his role as Chairman of the Board as of December 31, 2009. Severance payments under the various terminations scenarios pursuant to their respective employment agreements for Mssrs. Saville, Inman and Seremet are summarized below.
Termination Events
•	Death or Disability. The applicable named executive officer is entitled to receive in a lump sum two months of his then annual base salary and accrued pro-rated annual bonus, assuming that the maximum of 100% of base salary is earned for the period ending on the last calendar day of the second calendar month following the month in which the death or disability occurred. Assuming a December 31, 2009 termination event for death or disability, payments would be as follows:

Name	Salary Due	Bonus Due	Total Due
Paul C. Saville	$133,333	$133,333	$266,666
William J. Inman	$71,667	$71,667	$143,333
Dennis M. Seremet	$79,167	$79,167	$158,333

•	Retirement. Upon retirement, the applicable named executive officer is entitled to receive, in 12 monthly installments beginning six months from the date of termination, an amount equal to 100% of his then annual base salary and any accrued pro-rated annual bonus, assuming that the maximum of 100% of base salary is earned and the annual bonus being paid at the same time that all of our other employees are paid their annual bonus. Assuming a December 31, 2009 termination event in connection with retirement, payments would be as follows:

Name	Salary Due	Bonus Due	Total Due
Paul C. Saville	$800,000	$800,000	$1,600,000
William J. Inman	$430,000	$430,000	$860,000
Dennis M. Seremet	$475,000	$475,000	$950,000
•	Cause. The applicable named executive officers are not entitled to receive any payments after the date of termination for cause. Termination for “cause” is a termination due to:
•	the officer being convicted of any felony, other crime involving moral turpitude, or any crime or offense which results in his incarceration for more than three months;

•	gross misconduct in connection with the performance of his duties as described within the employment agreement; or

•	the officer materially breaching affirmative or negative covenants or undertakings described in the employment agreement, such as the agreement’s non-compete provisions.
•	Without cause. The applicable named executive officer is entitled to receive, in 12 monthly installments beginning six months from the date of termination, an amount equal to 200% of his then annual base salary. In addition, we would provide the executive with up to $60,000 of outplacement services. Assuming a December 31, 2009 termination event without cause, payments would be as follows:

	Salary	Outplacement	Total
Name	Due	Due	Due
Paul C. Saville	$1,600,000	$60,000	$1,660,000
William J. Inman	$860,000	$60,000	$920,000
Dennis M. Seremet	$950,000	$60,000	$1,010,000
•	Voluntary. The applicable named executive officer is not entitled to receive any payments after the date of termination.

•	Voluntary within one year after a change in control. The applicable named executive officer is entitled to receive, in 12 monthly installments beginning six months from the date of termination, an amount equal to 200% of his then annual base salary, and accrued pro-rated annual bonus under the assumption that 100% of the target bonus would have been paid for that year. A change of control means i) any person or group acquires 20% or more of our stock, ii) substantially all of our assets are sold to another party, iii) we are liquidated or dissolved, or adopt a plan to do so, or iv) we are merged into another entity or we are taken private, and the executive officer experiences a significant reduction in responsibilities. Assuming a December 31, 2009 termination event in connection with a change in control, payments would be as follows:

Name	Salary Due	Bonus Due	Total Due
Paul C. Saville	$1,600,000	$800,000	$2,400,000
William J. Inman	$860,000	$430,000	$1,290,000
Dennis M. Seremet	$950,000	$475,000	$1,425,000
•	Voluntary termination upon the election or appointment, as applicable, of a new Chairman and/or Chief Executive Officer. The applicable named executive officer is not entitled to receive any payments after the date of termination.
Conditions to Receipt of Payment
     The covenants within the employment agreements include non-compete provisions, including the prohibition from:
•	engaging, on the individual’s or another entity’s behalf in the homebuilding or mortgage businesses as an employee, greater than 1% owner, manager or otherwise;

•	inducing or attempting to induce any customers or potential customers from conducting business with us;

•	hiring or attempting to hire our employees; or

•	utilizing the services of or trying to acquire land, goods or services from, any of our developers or subcontractors.
     The periods that the non-compete provisions cover are as follows:
•	During their term of employment with us, the named executive officers are bound by the non-compete covenants at all times.

•	For two years after termination, the named executive officer is bound by the non-compete covenants if the termination was voluntary, due to retirement, for cause, or without cause.

•	The named executive officer is not bound by the non-compete covenants after their termination date if the termination was voluntary within one year after a change in control, or voluntary upon the election or appointment, as applicable, of a new Chairman and/or Chief Executive Officer.
Stock Option Agreements
     Each option agreement provides for the acceleration of vesting of all unvested options if we experience a “change in control” (as defined below). See Compensation Discussion and Analysis — Fixed Price Stock Options above. The accelerated vesting is based on a single trigger, meaning that the named executive officer does not need to terminate employment to receive the acceleration right. The “change of control” provisions within the named executive officers’ agreements are identical to the “change of control” provisions within the agreements for all other participants of the respective stock option plans. Generally, the “change of control” provision is triggered upon:
•	our merger, consolidation, reorganization or other business combination with one or more other entities in which we are not the surviving entity;

•	our selling substantially all of our assets to another entity; or

•	our experiencing any transaction resulting in any person or entity owning 20% or more of the total number of our voting shares, or any person commencing a tender or exchange offer to acquire beneficial ownership of 20% or more of the total number of our voting shares.

     Assuming we experienced a change of control on December 31, 2009, the market value realized on the accelerated stock options for each of the named executive officers would be as follows:

			Market Price
			of NVR
	Number of	Option	Common	Per Share	Market Value
	Options	Exercise	Stock at	Intrinsic Value	Realized on
	Accelerated	Price	12/31/09	at 12/31/09	Acceleration
Name	(#)	($)	($)	($)	($)
Dwight C. Schar	—	—	—	—	—
Paul C. Saville:
2000 Option Plan	25,000	$515.05	$710.71	$195.66	$4,891,500
William J. Inman:
2000 Option Plan	9,000	$515.05	$710.71	$195.66	$1,760,940
Dennis M. Seremet:
2000 Option Plan	13,000	$515.05	$710.71	$195.66	$2,543,580
Robert W. Henley:
2000 Option Plan	6,000	$515.05	$710.71	$195.66	$1,173,960
Deferred Compensation Plans
     Under the deferred compensation plans (see the Non-Qualified Deferred Compensation Table above for more information on these plans), each named executive officer receives a lump sum distribution immediately if we experience a “change of control”, rather than receiving their account balance at separation of service. The “change of control” provisions within the deferred compensation plans are equally applicable to all participants within the plans.
•	Plan 1. Generally, the “change of control” provision is the same as the “change in control” provision set forth in our stock option agreements, as summarized above.

•	Plan 2. Generally, the “change of control” provision is triggered if (i) we experience any transaction resulting in any person or entity owning 50% or more of the total fair market value or total voting power of our shares, (ii) we experience any transaction resulting in any person or entity acquiring 35% or more of the total fair market value or total voting power of our shares during a 12-month period, (iii) a majority of our board of directors is replaced during any 12-month period by new directors not endorsed by a majority of our board of directors who were on our board immediately preceding the new appointments or elections, or (iv) we sell to another entity our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of our total assets.
     Assuming a change of control under the deferred compensation plans at December 31, 2009, the market value of the accelerated account balances is presented in the Non-Qualified Deferred Compensation Plans Table above.

2009 DIRECTOR COMPENSATION TABLE

	Fees Earned or
	Paid in Cash	Option Awards	Total
Name	($)(3)	($) (4) (5)	($)
Dwight C. Schar (1)	—	—	—
C. E. Andrews	$53,200	—	$53,200
C. Scott Bartlett, Jr. (2)	$27,400	—	$27,400
Robert C. Butler	$56,400	—	$56,400
Timothy M. Donahue	$48,400	—	$48,400
Alfred E. Festa	$54,800	—	$54,800
Manuel H. Johnson	$64,800	—	$64,800
William A. Moran	$38,800	—	$38,800
David A. Preiser	$50,000	—	$50,000
W. Grady Rosier	$48,400	—	$48,400
John M. Toups	$48,400	—	$48,400
Paul W. Whetsell	$46,800	—	$46,800

(1)	Effective February 4, 2009, Mr. Schar relinquished his executive officer title but continues to serve as the Chairman of the Board, and will be paid the same fees as our other non-management directors. The director fees that he earned in 2009 are included above in the 2009 Summary Compensation Table.

(2)	Mr. Bartlett’s term as a director expired at the May 2009 Annual Meeting and he did not stand for re-election.

(3)	All non-employee Board members are paid a $26,000 annual retainer. Mr. Johnson, the Audit Committee Chairman, is paid an additional annual retainer of $10,000 for serving in that capacity. Non-employee Board members are paid fees of $1,600 for each Board and Committee meeting attended during 2009. Reasonable incidental travel and out-of-pocket business expenses are reimbursed as incurred in accordance with the policies to which all of our executive officers and employees are subject.

(4)	None of the directors received a grant of stock options during 2009.

(5)	The following table sets forth the outstanding stock option awards for our directors at December 31, 2009, excluding Mr. Schar’s outstanding grant awards which are disclosed in the above Outstanding Equity Awards at December 31, 2009 Table for the named executive officers:

	Number of
	Securities	Number of
	Underlying	Securities
	Unexercised	Underlying	Option
	Options	Unexercised	Exercise	Option
	(#)	Options	Price	Expiration
Name	Exercisable	(#) Unexercisable	($)	Date
C. E. Andrews:
1998 Option Plan (a)	—	1,047	$637.10	05/05/18
Robert C. Butler:
1998 Option Plan (b)	12,000	—	$369.75	04/30/12
1998 Option Plan (c)	—	1,302	$515.05	01/02/18
Timothy M. Donahue:
1998 Option Plan (c)	—	1,302	$515.05	01/02/18
Alfred E. Festa:
1998 Option Plan (d)	—	1,592	$434.25	11/30/18
Manuel H. Johnson:
2000 Option Plan (e)	17,000	—	$189.00	05/02/11
1998 Option Plan (c)	—	1,302	$515.05	01/02/18
William A. Moran:
2000 Option Plan (e)	4,250	—	$189.00	05/02/11
1998 Option Plan (c)	—	1,302	$515.05	01/02/18
David A. Preiser:
2000 Option Plan (e)	8,000	—	$189.00	05/02/11
1998 Option Plan (c)	—	1,302	$515.05	01/02/18
W. Grady Rosier:
1998 Option Plan (d)	—	1,592	$434.25	11/30/18
John M. Toups:
2000 Option Plan (e)	17,000	—	$189.00	05/02/11
1998 Option Plan (c)	—	1,302	$515.05	01/02/18
Paul W. Whetsell:
1998 Option Plan (c)	—	1,302	$515.05	01/02/18

(a)	The options were granted on May 6, 2008. The exercise price of the options was equal to the market value of the underlying stock on the date of grant. Mr. Andrews received a grant of 1,047 options, which vests in one-third increments on each of December 31, 2010, 2011 and 2012, with vesting based solely upon continued services being provided as a director.

(b)	The options were granted on May 1, 2002. The exercise price of the options was equal to the market value of the underlying stock on the date of grant. Mr. Butler received a grant of 17,000 options, which vest in 25% increments on each of December 31, 2006, 2007, 2008 and 2009, with vesting based solely upon continued services being provided as a director on the vesting dates.

(c)	The options were granted on January 3, 2008. The exercise price of the options was equal to the market value of the underlying stock on the date of grant. The applicable director received a grant of 1,302 options, which vests in one-third increments on each of December 31, 2010, 2011 and 2012, with vesting based solely upon continued services being provided as a director.

(d)	The options were granted on December 1, 2008. The exercise price of the options was equal to the market value of the underlying stock on the date of grant. The applicable director received a grant of 1,592 options, which vests in one-third increments on each of December 31, 2010, 2011 and 2012, with vesting based solely upon continued services being provided as a director.

(e)	The options were granted on May 3, 2001. The exercise price of the options was equal to the market value of the underlying stock on the date of grant. The applicable director received a grant of 17,000 options, which vest in 25% increments on each of December 31, 2006, 2007, 2008 and 2009, with vesting solely based upon continued services being provided as a director on the vesting dates.

Stock Holding Requirements
     To link the interests of our Board of Directors with our shareholders, we adopted stock ownership guidelines in 2000. These guidelines require the members of our Board of Directors to acquire and continuously hold a specified minimum level of our shares for so long as they serve as directors. Under our holding requirements, Board members must acquire and hold shares with a total fair market value equal to five times the annual board retainer fee, which is $130,000 for all of the Board members, with the exception of Mr. Johnson whose holding requirement is $180,000 due to his higher annual board retainer. Board members must satisfy the holding requirement within three years of first becoming subject to the holding requirements, and at a minimum, have satisfied one-third of the requirement after one year, and two-thirds of the requirement after two years. All members of our Board of Directors are in compliance with our stock ownership guidelines.

Approval of Independent Auditors
(Proposal 2)
     At the Annual Meeting, our Board of Directors will recommend shareholder ratification of the appointment of KPMG LLP as our independent auditor for the year 2010. KPMG LLP served as our independent auditor for the year 2009. If the appointment is not ratified, the Board will consider whether it should select another independent auditor. Representatives of KPMG LLP are expected to be present at the meeting to respond to shareholders’ questions and will have an opportunity to make a statement if they so desire.
Required Vote
     The number of votes cast for the proposal must exceed the number of votes cast against the proposal for approval of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF KPMG LLP
AS NVR’S INDEPENDENT AUDITORS FOR 2010.
DISCLOSURE OF FEES PAID OR INCURRED FOR KPMG LLP DURING THE YEARS ENDED DECEMBER 31:

	2009	2008
Audit fees:
Integrated audit of financial statements, Internal controls over financial reporting and quarterly reviews	$570,000	$621,397
Comfort letters and consent	—	56,000
SEC comment letter	2,600	—
Adoption of SFAS No. 167	15,000	—
Reimbursable expenses	3,150	6,704

Total audit fees	590,750	684,101

Audit-related fees:
Employee benefit plan audit	37,653	37,653
Tax fees	—	—
All other fees	—	15,560

Total fees	$628,403	$737,314

     The Audit Committee annually evaluates what types of audit and non-audit services (permitted by law) that, subject to certain limits, can be entered into with pre-approval authority granted by the Audit Committee and will grant that authority, if applicable, pursuant to an Audit Committee resolution. For the years 2009 and 2008, under separate authorizations applicable to each respective year, the Audit Committee delegated to our Chairman of the Audit Committee (the “Chairman”), CEO and CFO, together or separately, in our name and on our behalf, the authority, subject to individual cost limits, to engage KPMG LLP to perform 1) accounting guidance and technical assistance for the implementation of newly issued accounting pronouncements and standards, 2) accounting guidance and technical assistance related to the application of existing accounting pronouncements and standards to our transactions, and 3) SEC registration statement comfort letters and consents, together in an aggregate amount for all services not to exceed 50% of the annual audit fee, provided that the Chairman, the CEO and CFO reported any such audit-related or non-audit services to the full Audit Committee at its next regularly scheduled meeting. All fees incurred during 2009 and 2008 were approved directly by our Audit Committee. The 2008 amount for “all other fees” relates to costs incurred for certain litigation support.

MANAGEMENT PROPOSAL TO AMEND THE ARTICLES OF
INCORPORATION AND BYLAWS TO DECLASSIFY THE BOARD OF
DIRECTORS AND ESTABLISH ANNUAL ELECTIONS
(Proposal 3)
General Information
     The Board of Directors, in its continuing review of corporate governance matters, and after careful consideration and upon recommendation by Management, has adopted and now recommends shareholder approval of a proposal to amend Article 7, paragraph (a) of our Restated Articles of Incorporation, as amended (the “Articles”) and Section 3, paragraphs 3.02 and 3.04, of our Bylaws, to eliminate the classification of the Board of Directors. The Articles and Bylaws currently provide that the Board of Directors shall be divided into three classes, with the directors in each class standing for election at every third annual meeting of shareholders. The Board of Directors has determined that those provisions should be amended to provide instead for the annual election of all directors. The Board has unanimously adopted a resolution approving a declassification amendment to the Articles and Bylaws, which will provide for the annual election of all directors, and is recommending that our shareholders approve that amendment.
     If the proposed amendments are approved, all directors would be elected to one-year terms commencing at the 2011 Annual Meeting. In order to facilitate the transition from classified three-year terms to non-classified one-year terms, each director whose term would not otherwise expire at the 2011 Annual Meeting has agreed to tender his or her resignation effective immediately prior to the 2011 Annual Meeting. The Board has set the current number of directors at 11, which the Proposal would not change. The Board will, however, retain the authority to change that number and to appoint directors to fill any Board vacancies, including any that result from an increase in the size of the Board.
Required Vote
     The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
AMEND THE RESTATED ARTICLES OF INCORPORATION AND BYLAWS TO PROVIDE
FOR THE ANNUAL ELECTION OF ALL DIRECTORS.
Background of Proposal
     Classified boards have been widely adopted and have a long history in corporate law. Proponents of classified boards believe that they provide continuity and stability to the board, facilitate a long-term outlook by the board and enhance the independence of non-employee directors. On the other hand, an increasing number of investors have come to believe that classified boards reduce accountability of directors because they limit the ability of shareholders to evaluate and elect all directors on an annual basis.
     The Board is committed to sound corporate governance principles and practices. Accordingly, the Board has on several occasions considered the advantages and disadvantages of maintaining a classified Board, and in the past has concluded that it was in the best interests of NVR and its shareholders to maintain a classified Board. This year, upon the recommendation of Management, the Board again considered the various positions for and against a classified Board, particularly in light of evolving corporate governance practices and investor sentiment. The Board believes that the election of directors is a primary means for shareholders to influence corporate governance policies and hold management accountable for implementing those policies. The Board recognizes that annual elections are in line with current best practices in the area of corporate governance, as it provides shareholders the opportunity to register their views on the performance of the entire Board each year. Based upon our reconsideration, the Board has determined that adopting a resolution approving amendments to the Articles and Bylaws, which will provide for the annual election of all directors, is in the best interests of NVR and its shareholders at this time.
Amendment to Restated Articles of Incorporation and Bylaws
     If the amendment to Article 7, paragraph (a) of the Articles is adopted pursuant to this Proposal, that section would read as follows:
     The number of directors of the Corporation shall be no less than seven and no more than thirteen, as determined from time to time by the Board of Directors by resolution. Beginning with the annual meeting of shareholders to be held in 2011, each director shall hold office for a term expiring at the next annual meeting of shareholders following such director’s election and until such director’s successor is elected and qualified. Any reduction of the authorized number of directors will not have the effect of removing any director prior to the expiration of such director’s term. The existence of a vacancy on the board of directors shall not affect the validity of any action taken by the board of directors during the pendency of such vacancy.
     Appendix B shows the changes to the relevant portions of Article 7, paragraph (a) of the Articles resulting from the proposed amendment, with deletions indicated by strike-outs and additions indicated by underlining. If approved, this amendment to the Articles will become effective upon the filing of a Certificate of Amendment to the Articles with the Secretary of State of the State of Virginia. We intend to make such a filing promptly if approval of the Proposal is obtained at the 2010 Annual Meeting.
     If the amendment to Section 3, paragraphs 3.02 and 3.04, of our Bylaws is adopted pursuant to this Proposal, those sections would read as follows:
     3.02 Composition of the Board of Directors.
     The Board of Directors shall consist of no less than seven directors and no more than thirteen directors, as determined by the Board of Directors from time to time by resolution. The majority of the directors shall be independent directors. For purposes of these Bylaws, “independent director” shall mean a director who is “independent” under the listing standards of any national securities exchange upon which the corporation’s shares are listed (but not the listing standards relating to the independence of the members of audit committees). The Board, acting in good faith, shall determine whether a director is an independent director, and shall have the exclusive right and power to interpret and apply the provisions of this Section 3.02. The validity of any action taken by the Board shall not be affected by the failure to have a majority of independent directors or by the existence of a vacancy at the time such action was taken.

     3.04 Election and Term of Office.
     Except as provided in the Articles of Incorporation and Section 3.05 of these Bylaws, directors shall be elected at the annual meeting of shareholders (or at any special meeting in lieu thereof). The terms of all directors shall expire at the next annual meeting of shareholders following their election, or upon their earlier death, resignation or removal. Despite the expiration of a director’s term, the director shall continue to hold office until a successor is elected and qualifies or until there is a decrease in the number of directors. A decrease in the number of directors shall not shorten an incumbent director's term. No individual shall be named or elected as a director without his prior consent.
     Appendix C shows the changes to the relevant portions of Section 3, paragraphs 3.02 and 3.04 of the Bylaws resulting from the proposed amendment, with deletions indicated by strike-outs and additions indicated by underlining. If approved, this amendment to the Bylaws will become effective immediately upon shareholder approval at the 2010 Annual Meeting.

MANAGEMENT PROPOSAL TO ADOPT THE 2010 EQUITY
INCENTIVE PLAN
(Proposal 4)
     We are asking that our shareholders approve the 2010 Equity Incentive Plan (the “2010 Equity Plan”), which was approved by the Board on February 22, 2010. Under the 2010 Equity Plan, awards of non-qualified stock options (“Options”) and restricted share units to acquire up to 700,000 shares of our Common Stock (“Shares”) may be granted to our key management employees, including executive officers, and our Board members (“Participants”).
Required Vote
     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting of Shareholders is required for approval of the 2010 Equity Plan. In addition, NYSE rules require that the total number of votes cast on the 2010 Equity Plan proposal (including votes for or against and abstentions) represent over 50% of all votes entitled to be cast with respect to the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR”
THE PROPOSAL FOR ADOPTION OF THE 2010 EQUITY INCENTIVE
PLAN
Purpose and Importance of Plan
     We have a long-running record of producing a high level of operating and financial performance. That performance is evidenced by the following:
•	Despite operating in the worst economic climate since the Great Depression, we were the only homebuilder of the 12 homebuilders on a national level to operate profitably for the 2009 and 2008 fiscal years, and for 2007, we were one of only three profitable homebuilders among the top 12.

•	Our market capitalization leads the industry at December 31, 2009, having risen 950% over the ten-year period ending December 31, 2009, despite having 35% fewer outstanding shares as compared to the beginning of the measurement period.

•	Our total shareholder return for the ten year period ending December 31, 2009 is a gain of 1,388.4%. The total shareholder return for the S&P 500 over that same period is a loss of 9.1%.
     NVR’s historical operating success is primarily attributable to the efforts of our employees. Retaining a loyal and experienced management team has been our number one operating strategy. That strategy and its successful implementation provide us a sizable competitive advantage because we typically seat our operating management teams in the same geographic markets throughout their careers. This enables them to become experts in the local market conditions and demographic trends for that region for marketing our homes effectively, allows them to establish long-term relationships with the best land developers and subcontractors in the area, and ensures that they have a thorough understanding of all local government homebuilding laws, rules and regulations. Our top five homebuilding senior managers average over 22 years with us, and our profit center homebuilding managers average 18.5 years of service with us. This employee retention focus also extends to our corporate leadership: our top eight corporate officials average over 17 years of employment, and Mr. Saville, our CEO, and Mr. Seremet, our CFO, have served NVR for approximately 29 years and 22 years, respectively. Simply put, we view our employees as are our most important asset.
     Our prior stock option plans have significantly aided us in the long term retention of our key management employees. We do not issue stock option grants annually. Rather, we have historically issued grants every three to four years, and our granting strategy has employed a “layered” approach by granting options such that there is one grant actively vesting over a four-year period, with another grant in a four to five year pre-vesting period (in essence, two plans outstanding at any given time but vesting occurs sequentially). We believe this structure ensures that our executives are focused on driving shareholder value over a long-term period and it has been a highly successful retention vehicle for us.
     However, as of present, none of our key managers or executive officers is tied to a long-term incentive plan after December 31, 2010. This condition is a result of the termination of the 2005 Stock Option Plan (“2005 Plan”) that our shareholders approved at the 2005 Annual Meeting. For the 2005 Plan, we revised our option program to require both performance and service-based vesting conditions. Under this 2005 Plan, no option would have become exercisable unless a performance target based on growth in diluted earnings per share (the “EPS Target”) was met. The EPS Target was set at a level that reflected a growth rate in diluted earnings per share of 10% per year for four years, based on our 2004 diluted earnings per share of $66.42, amounting to aggregate EPS of $339.00 per share over the four-year period ending December 31, 2008. Because of the downturn in the homebuilding industry and the general economy that began in the latter half of 2005, we failed to meet the 4-year aggregate performance measure. Therefore, the grants made to all plan participants, including the grants made to the named executive officers, expired unexercised on December 31, 2008. Further, because the EPS Target was a condition of the 2005 Plan itself, the 2005 Plan has expired and no further stock options grants may be made under it. Had the EPS Target been attained as the first condition of vesting, the stock option grants issued under the 2005 Plan would have vested in 25% increments on December 31, 2010, 2011, 2012 and 2013 based on continued employment.
     Thus, we are faced with having no long-term incentive plan post-December 31, 2010 for our named executive officers and other key managers. In addition to our belief that an effective long term incentive plan is essential to the long-term retention of our named executive officers and key managers as discussed above, we are faced with certain immediate employee retention issues. First, as general market conditions begin to improve, we are more vulnerable than we were in 2007 and 2008 to employee turnover as our competitors begin to expand under the improved conditions. In addition, our success during the downturn has led to more of our competitors moving towards the “asset lite” business model that we have successfully employed (see the operating and financial statistics cited above). This increases the risk that our competitors will attempt to hire away our key managers who are expertly versed in our “asset lite” model. We are also faced with the risk that we could lose a certain demographic segment of our key management group to retirement before certain succession candidates are adequately trained and experienced.
     Further, it is equally important to provide stock option grants to new managers as we continue to grow our business coming out of the over four-year economic downturn. We must have the ability to attract and competitively compensate high-quality personnel to assist us in our growth objectives. The length of the vesting period (through 2014) of the proposed 2010 Equity Plan is uniquely suited to assist us in providing long term incentives for new management to accomplish our various business objectives.
     By placing a large portion of compensation at risk through equity compensation plans, the future economic interests of key members of management are linked directly to those of our shareholders. Since the first stock option plan was adopted by shareholders in 1993, our market value per share has risen dramatically. From the period December 31, 1993 to December 31, 2009, NVR’s market value per share has grown from $9.75 per share to $710.71 per share. To further solidify the direct link between management and our shareholders, the Board has taken additional steps by mandating NVR Share ownership guidelines. Under the Stock Ownership Guidelines (the “Guidelines”) adopted by the Board in 2000, the Chief Executive Officer, Executive Officers and certain other key management personnel must acquire and hold Shares with a total fair market value ranging from one (1) to eight (8) times their annual base salaries depending upon their respective level of responsibility. The 2010 Equity Plan will assist our management in complying with the ownership guideline requirements.
     To combat the retention risks noted above, if approved, we are altering our historical approach and intend to issue half of the total award value in time-vested restricted share units that will vest in 2011 and 2012, and half of the award value in fixed-price stock options that will vest in 2013 and 2014. The restricted share units aid in bridging the impact caused by the termination of the 2005 Option Plan so that we can return to our preferred method of solely issuing fixed-price stock options. The Compensation Committee discussed the advisability of using a performance metric to earn the restricted share units; however, after fully vetting the matter, it was determined to be inappropriate due to the current unstable business climate. We have performed macro-level calculations to determine the 700,000 share size for which we are seeking approval, which is intended to provide grants to both current and future employees as we hire for future growth. However, we have not yet specifically set grant awards for any of the intended current participants, including for the named executive officers.
     We recognize that the number of equity grants proposed for the 2010 Equity Plan, combined with the number of options outstanding under existing plans, exceeds the current dilution thresholds for employee equity compensation plans recommended by certain organizations. However, we feel that we have effectively managed any potential dilution from our stock option plans. Since 1993 we have repurchased approximately 20.8 million shares of our common stock, which is almost 2.5 times the total number of equity granted to employees and directors over the same time period.
     We believe that it is in the best interest of NVR and its shareholders to approve the 2010 Equity Plan for the reasons described above. The Board of Directors approved and adopted the 2010 Equity Plan on February 22, 2010, subject to shareholder approval. Shareholder approval of the 2010 Equity Plan is required by the New York Stock Exchange listing rules, and so that the Options may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

     A summary description of the principal terms and purpose of the 2010 Equity Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2010 Equity Plan, a copy of which is attached as Appendix D to this proxy statement.
General
     The aggregate number of Shares which may be covered by fixed-price stock options (“option”) or time-vested restricted share units (“restricted share units”) granted pursuant to the 2010 Equity Plan is 700,000 Shares. Of the 700,000 aggregate Shares, up to 40%, or 280,000, may be granted in the form of time-vested restricted share units. Approximately one hundred and seventy (170) of our employees, including our named executive officers, and Board Members, will be eligible to participate in the 2010 Equity Plan. Unexercised options or restricted share units that terminate prior to the expiration of the 2010 Equity Plan will again be available for grant under the 2010 Equity Plan. The maximum number of Shares that can be granted under the 2010 Equity Plan to any executive officer or other employee of the Company is 100,000 in any calendar year. The total limit on Shares that may be covered by options and restricted shares granted under the 2010 Equity Plan and the individual limit on grants are subject to adjustment in the event of stock dividends, stock splits, recapitalizations or a similar change in outstanding Shares. Because participation and the types of awards under the 2010 Equity Plan are subject to the discretion of the Compensation Committee of the Board of Directors, the benefits or amounts that will be received by any participant or groups of participants if the 2010 Equity Plan is approved are not currently determinable.
     The 2010 Equity Plan will be administered by the Compensation Committee which is comprised of six independent members of the Board. The Compensation Committee has the authority to make grants and to interpret the 2010 Equity Plan. The Compensation Committee has the authority to delegate to the Chief Executive Officer and the Senior Vice President of Human Resources, jointly, the authority to approve Option grants to participants other than to members of the Board and to our executive officers. Options granted pursuant to the 2010 Equity Plan are not intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. See “Federal Income Tax Consequences.”
     An option may be exercised to the extent that Shares have vested under the option (as described below), in whole or in part, and at any time prior to expiration or termination of the option. Payment may be made in immediately available funds or by the assignment and delivery of Shares that are not subject to restriction and have a fair market value equal to the applicable Option Price less any portion paid in cash. The Committee may also authorize the use of broker-assisted cashless exercise. Shares will be issued in satisfaction of restricted share units as soon as administratively practicable after the vesting dates, but in no event later than March 15th of the year immediately succeeding a vesting date.
     Options will be granted at an option price equal to the fair market value of the underlying Shares at the time the option is granted. Restricted share units are issued at a $0 exercise price. Fair market value of our Shares is generally determined by the closing price of the underlying Shares as reported by a national or regional stock exchange or other established securities market for publicly traded stock on the date immediately preceding the date of grant. The closing price of our Shares on March 5, 2010, as reported by the New York Stock Exchange, was $740.12 per share. Shareholder approval is required for any material amendment to the 2010 Equity Plan, including repricing option grants.
     Each option shall be granted for a term of ten (10) years from the date of grant, subject to the limitations below; however, no option shall commence vesting, in whole or in part, prior to 2013,

except upon certain change of control events (as described below). Options granted pursuant to Option Agreements under the 2010 Equity Plan will become exercisable, in whole or in part, as to fifty percent of the underlying Shares on each of December 31, 2013 and 2014, respectively, subject to the limitations set forth below, or later, depending upon date of grant. Restricted share units will vest as to fifty-percent of the underlying Shares on each of December 31, 2011 and 2012, or later, depending upon date of grant. To date, there have been no grants of options or restricted share units under the 2010 Equity Plan.
     An option or restricted share unit will terminate immediately and may no longer be exercised if the participant ceases to be an employee of NVR as a result of a termination for “cause” as defined in the 2010 Equity Plan, and, except as otherwise provided at the grant date, options may be exercised for a period of up to three months (one year in the case of death or disability) following a termination of employment other than for cause. In the event of an involuntary termination of employment, death, disability or retirement, the participant will be given additional pro rata vesting for the portion of the year prior to termination for determining exercisability. Any limitation on the exercise of an option contained in any Option Agreement may be rescinded, modified or waived by the Compensation Committee, in its sole discretion, at any time after the date of grant of such option. Notwithstanding the forgoing, no rescission, modification, or waiver to an Option Agreement shall materially improve a Participant’s benefits under the 2010 Equity Plan from those benefits approved by the shareholders. Options and restricted share units are non-transferable during the Optionee’s lifetime.
     If we experience a change of control (as defined in the 2010 Equity Plan) and the equity awards are not assumed in the transaction, vesting of previously unvested options and restricted share units will be accelerated to the date of the change of control. NVR may provide that options that are not exercised prior to the change in control will terminate as long as vesting in the options were fully accelerated at the time of the transaction.
     No amendment may increase the aggregate number of Shares subject to the 2010 Equity Plan, extend the term of the 2010 Equity Plan, or accelerate vesting of option or restricted share unit grants, except upon a change of control. Further, Shareholder approval is required to re-price any Options at an Option price less than the Option price specified at an original date of grant or to exchange any Options which have a price greater than the fair market value of Company stock at the time of the exchange for restricted share units. The Board may from time to time suspend or at any time terminate the 2010 Equity Plan.
     Section 162(m) of the Internal Revenue Code limits publicly-held companies such as NVR to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. In the case of compensation attributable to the stock options, the stock options will be deemed to be performance-based if the options are granted by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant. The 2010 Equity Plan is designed so that the Options will qualify as performance-based for purposes of Section 162(m). However, the time-vested restricted shares will not qualify as performance-based even though shareholder approved, and will be subject to the 162(m) limit.

Federal Income Tax Consequences
     The grant of a non-qualified option under the 2010 Equity Plan will result in no Federal income tax consequences to us or the Optionee at the grant date. Upon the exercise of an option granted under the 2010 Equity Plan, an Optionee will recognize ordinary income (subject to withholding taxes) in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income. Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of an option, the Optionee will have a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the option was exercised).
     If an Optionee surrenders Shares in payment of part or all of the exercise price for an option, no gain or loss will be recognized with respect to the Shares surrendered and the Optionee will be treated as receiving an equivalent number of Shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the Shares surrendered will be treated as the substituted tax basis for an equivalent number of Option Shares received, and the new Shares will be treated as having been held for the same holding period as had expired with respect to the transferred Shares. The difference between the aggregate option exercise price and the aggregate fair market value of the Shares received pursuant to the exercise of the option will be taxed as ordinary income.
     The grant of a restricted share unit under the 2010 Equity Plan will result in no Federal income tax consequences to us or the participant at the grant date. Upon the receipt of a Share in satisfaction of a restricted share unit award granted under the 2010 Equity Plan, a grantee will recognize ordinary income (subject to withholding taxes) in an amount equal to the fair market value of the Shares on the date of receipt. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction for the year in which the restricted share units vested in the same amount as the participant recognizes ordinary income. Restricted share units will be subject to the 162(m) limitation as discussed above.

Shareholder Proposals
     Shareholder proposals that are intended by a shareholder to be included in our proxy statement for our next annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission must be received in the office of NVR’s Secretary no later than November 22, 2010. Shareholder proposals that are not submitted for inclusion in our proxy statement pursuant to Rule 14a-8, but that one or more shareholders intend to propose for consideration at our next annual meeting, must be submitted to the office of NVR’s Secretary no earlier than November 22, 2010 and no later than December 22, 2010 and must otherwise comply with the conditions set forth in Section 2.04 of our bylaws (or, the case of director nominations, Section 3.03 of our bylaws). Any shareholder proposal that is not submitted within the applicable time frame will not be eligible for presentation or consideration at the next annual meeting.
Other Matters
     Management knows of no other business to be presented for action at the Annual Meeting, other than those items listed in the notice of the Annual Meeting referred to herein. If any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder.
     Our Annual Report on Form 10-K for 2009, including consolidated financial statements and other information, accompanies this Proxy Statement but does not form a part of the proxy soliciting material. A complete list of the shareholders of record entitled to vote at our Annual Meeting will be open and available for examination by any shareholder, for any purpose germane to the Annual Meeting, between 9:00 a.m. and 5:00 p.m. at our offices at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190, from April 20, 2010 through May 3, 2010 and at the time and place of the Annual Meeting.
     Copies of our most recent Annual Report on Form 10-K, including the financial statements and schedules thereto, which we are required to file with the SEC will be provided in print without charge upon the written request of any shareholder. Such requests may be sent to Investor Relations, NVR, Inc., 11700 Plaza America Drive, Suite 500, Reston, Virginia, 20190. Our SEC filings are also available to the public from our website at http://www.nvrinc.com, and the SEC’s website at http://www.sec.gov.

By Order of the Board of Directors,

James M. Sack
Secretary and General Counsel

Reston, Virginia
March 22, 2010

Appendix A
NVR, Inc.
Nominating Committee Policies and Procedures for the Consideration of
Board of Director Candidates
The following amended and restated policies and procedures were adopted by the NVR, Inc. (the “Company”) Nominating Committee (the “Committee”) on November 1, 2005:
I.	Policy Regarding Director Candidates Recommended by Security Holders.
A.	The Company will consider all director candidates recommended by shareholders owning at least 5% of the Company’s outstanding shares at all times during the preceding year that meet the qualifications established by the Board of Directors (the “Board”).
II.	Director Minimum Qualifications.
A.	Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to the Company of the director nominee’s respective skills and experience, which must be complementary to the skills and experience of the other members of the Board;

B.	A substantial majority of the Board shall be independent as defined by the applicable exchange on which the Company’s shares are listed. The Audit, Compensation, Corporate Governance, Nominating and Qualified Legal Compliance Committees will be comprised solely of independent directors;

C.	Director nominees must possess a general understanding of marketing, finance and other elements relevant to the success of a large publicly-traded company in today’s business environment, and an understanding of the Company’s business on an operational level;

D.	Each director may be assigned committee responsibilities. A director nominee’s educational and professional backgrounds must be consistent with the director nominee’s committee assignment (e.g., director nominees who will be assigned to the audit committee must be financially literate as defined within the Company’s Audit Committee Charter);

E.	Director nominees must demonstrate a willingness to devote the appropriate time to fulfilling Board duties;

F.	Director nominees shall not represent a special interest or special interest group whose agenda is inconsistent with the Company’s goals and objectives or whose approach and methods are inconsistent with what the Board believes is in the best interest of the Company’s shareholders; and

G.	Director nominees shall not be a distraction to the Board, nor shall a director nominee be disruptive to the achievement of the Company’s business mission, goals and objectives.
III.	Procedures for Consideration of Security Holder Nominations.
A.	Security holder nominations must include ALL of the information described in paragraphs C. through H. below and must be received in its entirety by the 120th calendar day before the date of the company’s proxy statement released to security holders in connection with the previous year’s annual meeting to be considered for the next scheduled annual meeting of shareholders;

B.	Security holder nominations must be in writing and submitted via registered mail or overnight delivery service to the Nominating Committee Chairman at the Company’s corporate headquarters’ address;

C.	Supporting documentation must be submitted that allows the Nominating Committee to verify ownership of not less than 5% of the Company’s outstanding shares at all times during the immediately preceding year;

D.	The shareholder must submit an affidavit from the director nominee stating that if elected, the director nominee is willing and able to serve on the Company’s Board for the full term to which the director nominee would be elected. The affidavit must also acknowledge that the director nominee is aware of, has read and understands the Company’s Code of Ethics, Standards of Business Conduct, Corporate Governance Guidelines, and Board of Director Committee Charters (collectively, the “Corporate Governance Documents”), and further that the director nominee acknowledges that, if elected, the director nominee is subject to and will abide by the Corporate Governance Documents;

E.	The director nominee must submit a signed independence questionnaire. This questionnaire shall be distributed to the director nominee upon receipt of a properly delivered security holder director nomination request, and must be returned within five days of receipt via registered mail or overnight delivery service to the Company’s Corporate Secretary and Nominating Committee Chairman, or designee;

F.	The shareholder must submit documentation as to the director nominee’s qualifications, which at a minimum must include:
1.	A complete biography;

2.	Full employment history, including current primary occupation;

3.	A signed consent form and waiver authorizing the Company to perform a full background investigation of the director nominee, including criminal and credit history, from a security firm acceptable to the Company in its sole discretion, an original report of which must be sent directly from the security firm to the Company’s Corporate Secretary and Nominating Committee Chairman, or designee;

4.	Documentation of educational levels attained, complete with official transcripts issued directly by the educational institution and sent directly from the educational institution to the Company’s Corporate Secretary and Nominating Committee Chairman, or designee. The Nominating Committee may waive this requirement if the security firm performing the background investigation verifies that the director nominee completed the educational levels indicated by the director nominee;

5.	Disclosure of all special interests and all political and organizational affiliations; and

6.	A complete list of clients if the director nominee is a consultant, attorney or other professional service provider;
G.	The shareholder must submit any additional information required to be included in the Company’s proxy statement for director nominees which determination will be made by the Company in its sole and absolute discretion (including, without limitation, information regarding business experience, involvement in legal proceedings, security ownership and transactions with the Company or management); and

H.	The information submitted by the security holder must include relevant contact information (e.g., address, phone numbers) for the submitting shareholder and the director nominee.
IV. Identification and Evaluation of Director Candidates.
A.	For directors standing for reelection, the Nominating Committee may consider:
1.	The general qualifications as noted above;

2.	The director’s attendance at Board and Committee meetings; and

3.	The director’s participation and contributions to Board activities.

B.	The Nominating Committee may consider the following when identifying and evaluating an individual who is not currently a Company director:
1.	Use of outside executive search firms or referrals, as appropriate; and

2.	Consideration of the Company’s minimum director qualifications as noted above in light of the specific qualifications possessed by the individual being considered; and
C.	Regardless of the source of the nomination, individuals being considered for nomination to the Company’s Board, who are not currently directors, must provide to the Company the information described in Section III, paragraphs D — H.

Appendix B
~~EXHIBIT A~~
RESTATED ARTICLES OF INCORPORATION
OF
NVR, INC.
     1. Name. The name of the corporation is NVR, Inc. (herein called the “Corporation”).
     2. Purposes. The purpose or purposes for which the Corporation is organized are to transact any or all lawful business for which corporations may be incorporated under the Virginia Stock Corporation Act.
11.	Registered Office and Agent. The post office address of the registered office of the Corporation is 8270 Greensboro Drive, Suite 810, McLean, Virginia 22102. The name of the county in which the registered office is located is the County of Fairfax. The name of the registered agent of the Corporation is James M. Sack, who is Secretary of the Corporation and a member of the Virginia State Bar, and whose business office is the same as the registered office of the Corporation.
     4. Capital Stock.
          (a) The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is seventy-five million (75,000,000) shares, with a par value of one cent ($.01) per share, of which 60,000,000 shall be Common Stock and 15,000,000 shares shall be preferred stock, which shall have such designations and such preferences, limitations, and relative rights as may be established by one or more amendments of these Articles of Incorporation adopted by the Board of Directors or the shareholders in accordance with the Virginia Stock Corporation Act.
          (b) The Corporation shall not issue any nonvoting equity securities provided that this provision, which is included in these Articles of Incorporation in compliance with section 1123(a)(6) of the United States Bankruptcy Code of 1978, as amended, shall have no force or effect beyond that required by such section 1123(a)(6) and shall be effective only for so long as such section 1123(a)(6) is in effect and applicable to the Corporation.
     5. Reserved.
     6. No Preemptive Rights. No shareholder of the Corporation shall have any preemptive rights to purchase, subscribe for or otherwise acquire any stock or other securities of the Corporation, whether now or hereafter authorized, and any and all preemptive rights are hereby denied.
     7.  Directors.
          (a) The number of directors of the Corporation shall be no less than seven and no more than thirteen, as determined from time to time by the Board of Directors by resolution. ~~The Board of Directors of the Corporation shall be divided into three classes that are as equal in number as possible. The initial directors of the first class (Class I)~~
Beginning with the annual meeting of shareholders to be held in 2011, each director shall hold office for a term expiring at the ~~1994 annual meeting of shareholders; the initial directors of the second class (Class II) shall hold office for a term expiring at the 1995 annual meeting of shareholders; and the initial directors of the third class (Class III) shall hold office for a term expiring at the 1996 annual meeting of shareholders. At each annual meeting of shareholders after 1994, the successors to the class of directors whose terms then shall expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders~~
next annual meeting of shareholders following such director’s election and until such director’s successor is elected and qualified
. Any reduction of the authorized number of directors will not have the effect of removing any director prior to the expiration of such director’s term. The existence of a vacancy on the board of directors shall not affect the validity of any action taken by the board of directors during the pendency of such vacancy.
          (b) Directors shall be removed only for cause and only by the affirmative vote of holders of shares of the Corporation having a majority of the votes entitled to be cast in the election of directors in accordance with procedures set forth in the bylaws, not inconsistent with these Articles of Incorporation. For purposes of this Article 7, “cause” shall mean, with regard to any director, (i) a director’s continuing, willful failure, or physical inability, to perform the duties required of his or her position, (ii) gross negligence or breach of fiduciary duty by a director in the performance of his or her duties as a director, (iii) the conviction or plea of nolo contendere to a crime by a director that constitutes a felony under the laws of the United States, or any state thereof, which results or was intended to result directly or indirectly in gain or personal enrichment by such director at the expense of the Corporation or involves moral turpitude, or (iv) material breaches (following notice and an opportunity to cure) of any covenants by the director contained in any agreement between the director and the Corporation or any subsidiary.
12.	Except with respect to the filling of vacancies as provided in the Corporation’s Bylaws, and unless otherwise required by law, each director shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; provided that if the number of nominees exceeds the number of directors to be elected, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. For purposes of this Article 7I, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.
     8.  Indemnification.
          (a) The Corporation shall to the fullest extent permitted by the laws of the Commonwealth of Virginia, as presently in effect or as the same hereafter may be amended and supplemented, indemnify an individual who is or was a director or officer of the Corporation or any constituent corporation or other business entity absorbed by the Corporation in a merger or consolidation, or, at the request of the Corporation or such other corporation or business entity, any other corporation or business entity and who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (collectively, a “proceeding”) by reason of the fact that such individual is or was a director or officer of the Corporation, against any obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employee benefit plan) or other liability and reasonable expenses (including counsel fees) incurred with respect to such a proceeding, except such liabilities and expenses as are incurred because of such director’s or officer’s willful misconduct or knowing violation of the criminal law. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Article 8. The Corporation also shall have the authority to indemnify any of its employees or agents, upon a determination of the board of directors that such indemnification is appropriate, to the same extent as the indemnification of its directors and officers permitted in this Article 8.
          (b) Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses reasonably incurred by a director or officer in a proceeding as described above upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director’s or officer’s ability to make repayment.
          I The determination that indemnification under this Article is permissible, the authorization of such indemnification (if applicable), and the evaluation as to the reasonableness of expenses in a specific case shall be made as provided by law. The termination of a proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make him ineligible for indemnification.
          (d) For the purposes of this Article 8, every reference to a director or officer shall include, without limitation, (i) every director or officer of the Corporation, (ii) an individual who, while a director or officer, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (iii) an individual who formerly was a director or officer of the Corporation or occupied any of the other positions referred to in clause (ii) of this sentence, and (iv) the estate, personal representative, heirs, executors and administrators of a director or officer of the Corporation or other person referred to herein. Service as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Corporation shall be deemed service at the request of the Corporation. A director or officer shall be deemed to be serving an employee benefit plan at the Corporation’s request if such person’s duties to the Corporation also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.
13.	Indemnification pursuant to this Article 8 shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. No person shall be entitled to indemnification by the Corporation, however, to the extent such person is actually indemnified by another entity, including an insurer. In addition to any insurance which may be maintained on behalf of any director, officer, or other person, the Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article 8 to protect any of the persons named above against any liability arising from their service to the Corporation or any other entity at the Corporation’s request, regardless of the
Corporation’s power to indemnify against such liability. The provisions of this Article 8 shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or entitles other than those named in this Article 8.
          (f) The provisions of this Article 8 shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to a proceeding may have occurred before such adoption. No amendment, modification or repeal of this Article 8 shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal. If any provision of this Article 8 or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article 8, and to this end the provisions of this Article 8 are severable.
     9. Limitation of Liability of Officers and Directors. Except as otherwise provided by the laws of the Commonwealth of Virginia, as presently in effect or as the same hereafter may be amended and supplemented, no damages shall be assessed against an officer or director in any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation. The liability of an officer or director shall not be eliminated as provided in this Article 9 if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any laws prohibiting insider trading or manipulation of the market for any security.

The provisions of this Article 9 shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to a proceeding may have occurred before such adoption.
     10. Amendment. These articles or incorporation may be amended by the affirmative vote of a majority of the entire board of directors, to the extent permitted by the Virginia Stock Corporation Act, or by the affirmative vote of holders of a majority of the outstanding shares of the Corporation, or, if more than one voting group is entitled to vote separately on such amendment, a majority of the outstanding shares in such voting group, at a meeting at which a quorum is present with respect to each voting group eligible to vote separately on such amendment; provided that the provisions of Article 7 shall not be amended prior to May 1, 1995 unless the amendment shall have been approved and recommended to the shareholders by all directors then in office.
14.	Perpetual Existence. The duration of the Corporation shall be perpetual.

15.	Certain Transactions. The Corporation shall not be subject to Article 14
(Affiliate Transactions) or Article 14.1 (Control Share Acquisitions) of the Virginia Stock Corporation Act.

Appendix C
NVR, INC.
BYLAWS
Adopted
as of
September 30, 1993
(and amended as of ~~May 4, 2007~~
[   ], 2010)

- i -

- ii -

BYLAWS
OF
NVR, INC.
ARTICLE I
CORPORATE OFFICE
1.01 Registered Office.
The address of the registered office of the corporation shall be 8270 Greensboro Drive, Suite 810, McLean, Virginia 22102 and the registered agent at such address shall be James M. Sack.
1.02 Other Offices.
The corporation may also have other offices at such locations both within and without the Commonwealth of Virginia as the Board of Directors may from time to time determine or as the business of the corporation may require.
ARTICLE II
MEETING OF SHAREHOLDERS
2.01 Annual Meetings.
Annual meetings of shareholders shall be held within five months after the end of the corporation’s fiscal year, or such other time as may be determined by the Board of Directors, at such plans, date and hour as shall be designated from time to time by the Board of Directors and stated in a notice of the meeting or a duly executed waiver of notice thereof.
2.02 Place.
All meetings of shareholders shall be held in the County of Fairfax, in the Commonwealth of Virginia or at such other place within or without Virginia as may be designated for that purpose from time to time by the Board of Directors and stated in the notice of the meeting or a duly executed waiver of notice thereof.
2.03 Notice.
(a) The corporation shall notify shareholders of the date, time and place of each annual and special shareholders’ meeting. Such notice shall be given no less than ten (10) or more than sixty (60) days before the meeting date, except that notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets which must be approved by the shareholders, or the dissolution of the corporation shall be given not less than twenty-five (25) nor more than sixty (60) days before the meeting date. Unless otherwise required by the Articles of Incorporation or by law, the corporation is required to give notice only to shareholders entitled to vote at the meeting.
(b) Unless otherwise required by the Articles of Incorporation or by law, notice of an annual meeting need not state the purpose or purposes for which the meeting is called. Notice of a special meeting shall state the purpose or purposes for which the meeting is called.
(c) If an annual or special meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed as specified in Section 2.09 of these Bylaws or by law, however, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.
(d) Notwithstanding the foregoing, no notice of a shareholders’ meeting need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period, have been sent by first-class United States mail, addressed to the shareholder at his or her address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of shareholders’ meetings to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.
2.04 Matters to be Considered at Annual Meeting.
(a) At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting (i) pursuant to the notice of meeting delivered to shareholders in accordance with Section 2.03 of this Article II, (ii) by, or at the direction of, the Board of Directors or (iii) by any shareholder of the corporation who was a shareholder of record both at the time of giving notice provided for in this Section 2.04 and at the time of the annual meeting, who is entitled to vote at the annual meeting and who complied with the notice procedures set forth in this Section 2.04. For business (other than nomination of a candidate for director, which shall be governed by Section 3.03 of these Bylaws) to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of the preceding sentence, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting and not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the preceding year or the date of the mailing of the notice for the current year’s annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the shareholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the corporation. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.
(b) A shareholder’s notice must contain, as of the date of its delivery to the Secretary of the corporation: (i) the name and address of the shareholder delivering the notice, as they appear on the corporation’s stock transfer books, and the name and address (if different) of any beneficial owner(s) on whose behalf the proposal is made; (ii) the class and number of shares of stock of the corporation that are owned beneficially and of record by the shareholder and any such beneficial owner; (iii) a representation that the shareholder is a shareholder of record and intends to appear in person or by proxy at the annual meeting to introduce the business specified in the notice; and (iv) a description in reasonable detail of the business proposed to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, the reasons for conducting the proposed business at the annual meeting, and any material interest in the proposed business of the shareholder and any beneficial owner, including any anticipated benefit to the shareholder or beneficial owner.
     (c) The presiding officer of the annual meeting shall have the discretion to declare at the annual meeting that any business proposed by a shareholder to be considered at the annual meeting is out of order and shall not be transacted at the annual meeting if the presiding officer concludes that (i) the matter has been proposed in a manner inconsistent with this Section 2.04; or (ii) the subject matter of the proposed business is inappropriate for consideration at the annual meeting.
     (d) For purposes of this Section 2.04, (i) the “date of mailing of the notice” means the date of the proxy statement for the solicitation of proxies for election of directors and (ii) “public announcement” means disclosure either (1) in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a press release transmitted to the principal securities exchange on which the corporation’s common stock is traded, or (2) in a document filed by the corporation with the United States Securities and Exchange Commission.
     (e) Notwithstanding the foregoing provisions of this Section 2.04, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder with respect to matters set forth in this Section 2.04. Nothing in this Section 2.04 shall affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
2.05 Special Meetings.
Special meetings of shareholders may be called by a majority of the entire Board of Directors. No other person shall be entitled to call a special meeting. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.
2.06 Quorum.
Action may be taken at a meeting of shareholders with respect to any matter only if a quorum exists with respect to each voting group entitled to vote separately with respect to such matter. Unless more than one voting group is entitled to vote separately with respect to a matter, and unless provided otherwise by the Articles of Incorporation or by law, presence in person or by proxy of the holders of record of shares representing a majority of the votes entitled to be cast on such matter shall constitute a quorum with respect to such matter. If more than one voting group is entitled to vote separately on such matter, unless provided otherwise by the Articles of Incorporation or by law, presence in person or by proxy of the holders of record of shares representing a majority of the votes entitled to be cast on the matter by each voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for the adjourned meeting. Holders of shares representing less than a quorum may adjourn a meeting.
2.07 Voting.
(a) Unless provided otherwise by the Articles of Incorporation or by law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting. Unless the Articles of Incorporation provide otherwise, in the election of directors each outstanding share, regardless of class, is entitled to one vote for as many persons as there are directors to be elected at that time and for whose election the shareholder has a right to vote.
(b) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder of record, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder of record, the corporation, if acting in good faith, is nevertheless entitled, but is not required, to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder to the full extent permitted by law. The corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.
(c) If a quorum exists, action on a matter, other than the election of directors or amendment of these Bylaws in accordance with Article VIII, by any voting group is approved if the votes cast within such voting group favoring the action exceed the votes cast within such voting group opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Incorporation or these Bylaws. If the Articles of Incorporation or law provides for voting only by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in this Section 2.07 or by law or these Bylaws. If the Articles of Incorporation or law provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in this Section 2.07 or by law. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.
(d) As provided in the Articles of Incorporation, each director shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; provided that if the number of nominees exceeds the number of directors to be elected, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. For purposes of this Section 2.07(d), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.
2.08 Proxies.
A shareholder may vote the shares held in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Subject to any express limitation on the proxy’s authority appearing on the face of the appointment form and other limitations provide by law, the corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.
2.09 Fixing Record Date.
The Board of Directors may fix a future date as the record date for one or more voting groups in order to make a determination of shareholders for any purpose. The record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notices of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
2.10 Conduct of Meetings.
The Chairman of the Board, if any, shall preside over all meetings of the shareholders as chairman of the meeting. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, or in his absence the Chief Executive Officer or, in his absence the President, or in his absence a Vice President, or in the absence of any such officer a person designated by the Board of Directors, or in the absence of any such person a chairman chosen at the meeting shall preside over the meeting. The Secretary of the corporation shall act as secretary of all the meetings if he is present. If the Secretary is not present, the chairman shall appoint a secretary of the meeting. The chairman of the meeting may appoint one or more inspectors of election to determine the qualification of voters, the validity of proxies, and the results of ballots.
2.11 Action Without Meeting.
Action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action in the manner provided in the Virginia Stock Corporation Act.
2.12 Shareholders’ List for Meeting.
(a) The officer or agent having charge of the share transfer records of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each.

The list shall be arranged by voting group and within each voting group by class or series of shares. For a period of ten (10) days prior to the meeting, the list of shareholders shall be kept on file at the registered office of the corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.
(b) If the requirements of this action have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders after the making of any such demand shall be invalid and of no effect.
ARTICLE III
DIRECTORS
3.01 Powers.
All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.
3.02 Composition of the Board of Directors.
The Board of Directors shall consist of no less than seven directors and no more than thirteen directors, as determined by the Board of Directors from time to time by resolution. ~~The Board of Directors shall consist of three classes that are as equal in number as possible, as set forth in the Articles of Incorporation.~~ The majority of the directors shall be independent directors. For purposes of these Bylaws, “independent director” shall mean a director who is “independent” under the listing standards of any national securities exchange upon which the corporation’s shares are listed (but not the listing standards relating to the independence of the members of audit committees). The Board, acting in good faith, shall determine whether a director is an independent director, and shall have the exclusive right and power to interpret and apply the provisions of this Section 3.02. The validity of any action taken by the Board shall not be affected by the failure to have a majority of independent directors or by the existence of a vacancy at the time such action was taken.
3.03 Director Nominations.
(a) Nomination of candidates for election as directors of the corporation at any annual or special meeting of shareholders may be made (i) pursuant to the corporation’s notice of meeting, (ii) by, or at the direction of, the Board of Directors or (iii) by any shareholder of the corporation who was a shareholder of record both at the time of giving notice provided for in this Section 3.03 and at the time of the applicable meeting, who is entitled to vote at the applicable meeting and who complied with the notice procedures set forth in this Section 3.03 (and, in the case of a special meeting, provided that the Board of Directors has determined that directors shall be elected at such special meeting). Only persons nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible for election as directors at an annual or special meeting of shareholders. Nominations other than those made by, or at the direction of, the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this Section 3.03. The public announcement of a postponement or adjournment of an annual or special meeting to a later date or time shall not commence a new time period for the giving of a shareholder’s notice as described below.
(b) With respect to an annual meeting, to be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting and not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the preceding year or the date of the mailing of the notice for the current year’s annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the shareholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for the annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for the annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for the meeting is first made by the corporation.
(c) With respect to a special meeting, to be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting.
(d) The shareholder’s notice required by this Section 3.03 shall set forth, as of the date of delivery of the notice to the Secretary of the corporation (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (1) the nominee’s name, age, business address and residence address; (2) the nominee’s principal occupation or employment; (3) the class and number of shares of the corporation’s stock owned beneficially or of record by the nominee on the date of the shareholder’s notice; (4) any other information relating to the nominee that would be required to be disclosed in a proxy statement soliciting proxies to elect the nominee pursuant to Regulation 14A under the Exchange Act, or any successor provision, and the nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; and (5) a statement whether such person intends to comply with the Board’s corporate governance policies with respect to director resignations; and (ii) as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made: (1) the name and address of the shareholder, as they appear on the corporation’s stock transfer books, and name and address, if different, of such beneficial owner; (2) the class and number of shares of stock of the corporation that are owned beneficially or of record by the shareholder or beneficial owner; (3) a representation that the shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the person of persons specified in the notice; and (4) a description of all arrangements or understandings between the shareholder or beneficial owner and each nominee pursuant to which the nomination or nominations are to be made by the shareholder.
(e) For purposes of this Section 3.03, (i) the “date of mailing of the notice” means the date of the proxy statement for the solicitation of proxies for election of directors and (ii) “public announcement” means disclosure either (1) in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a press release transmitted to the principal securities exchange on which the corporation’s common stock is traded, or (2) in a document filed by the corporation with the United States Securities and Exchange Commission.
3.04 Election and Term of Office.
Except as provided in the Articles of Incorporation and Section 3.05 of these Bylaws, directors ~~in a particular class~~ shall be elected at the annual meeting of shareholders (or at any special meeting in lieu thereof) ~~at which the terms of the directors in such class expires~~. The terms of all directors, ~~other than the initial directors, whose terms shall expire as provided in the Articles of Incorporation,~~ shall expire at the ~~third~~
next
annual meeting of shareholders following their election, or upon their earlier death, resignation or removal. Despite the expiration of a director’s term, the director shall continue to hold office until a successor is elected and qualifies or until there is a decrease in the number of directors. A decrease in the number of directors shall not shorten an incumbent director’s term. No individual shall be named or elected as a director without his prior consent.

3.05 Vacancies.
Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy, or a majority of the entire Board of Directors then in office, upon recommendation of the Nominating Committee, may fill the vacancy, or if the directors remaining in office constitute fewer than a quorum, they may fill the vacancy by the affirmative vote of a majority of directors remaining in office. Unless the Articles of Incorporation provide otherwise, if the vacant office was held by a director elected by a voting group of shareholders, only the holders of that voting group are entitled to vote to fill the vacancy if it is to be filled by the shareholders. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.
3.06 Resignation and Removal of Directors.
(a) A director may resign at any time by delivering written notice to the Board of Directors, the Chairman, the Chief Executive Officer, the President, or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor will not take office until the effective date of the resignation.
(b) A director may be removed only for cause, as defined in the Articles of Incorporation, by the shareholders at a meeting (which may be an annual meeting or a special meeting) of the shareholders held in accordance with these Bylaws. The notice for such meeting must state that the purpose, or one of the purposes of the meeting is the removal of such director, specify the alleged grounds for such removal, and include any statement that such director provides in response to such allegations. If a director has been elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected.
3.07 Place of Meetings.
The Board of Directors may hold regular or special meetings in or out of the Commonwealth of Virginia.
3.08 Regular Meetings
Unless the Articles of Incorporation provide otherwise, regular meetings of the Board of Directors may be held, without notice of the date, time, place, or purpose of the meeting, as may be designated from time to time by resolution of the Board.
3.09 Special Meetings — Call and Notice.
(a) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or, if the Chairman is absent or unable or unwilling to act, the Chief Executive Officer, or if the Chief Executive Officer is absent or unwilling or unable to act, the President (if the President is a director) or the Secretary or three or more directors. Notice of any special meeting shall be given to each director at least 24 hours prior thereto either personally or by telephone, telegram or facsimile transmission, at least 48 hours prior to the meeting by overnight air courier, or at least five days prior thereto by mail, addressed to such director at his address as it appears in the records of the corporation. Such notice shall be deemed to be delivered when sent by facsimile transmission to the facsimile number of a director appearing in the corporation’s records, or when delivered to the telegraph company if sent by telegram, or when given to the air courier company, or when deposited in the United States mail so addressed, with postage thereon prepaid. The notice need not describe the purpose of the special meeting unless required by the Articles of Incorporation.
(b) A director may waive any notice required by these Bylaws, the Articles of Incorporation, or law before or after the date and time stated in the notice for a meeting, and such waiver shall be equivalent to the giving of such notice. Except as provided in the next sentence, the waiver shall be in writing, signed by the director entitled to notice, and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting, unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
3.10 Meetings by Telephone.
Unless the Articles of Incorporation provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
3.11 Quorum; Vote.
(a) Unless the Articles of Incorporation or these Bylaws require a greater number for the transaction of all business or any particular business, a quorum of a Board of Directors consists of a majority of the number of directors prescribed by the Articles of Incorporation or these Bylaws as constituting the size of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation require the vote of a greater number of directors.
(b) Notwithstanding the provisions of Section 3.11(a), the affirmative vote of a majority of the entire Board of Directors shall be required to: (i) amend the Articles of Incorporation or these Bylaws; (ii) adopt a plan of liquidation or dissolution of the corporation; (iii) approve any merger, consolidation or other business combination of the corporation or any of its subsidiaries with any person (other than a wholly owned subsidiary of the corporation), or any acquisition or disposition by the corporation or any of its subsidiaries of assets or businesses (in one transaction or a series of transactions) which assets or businesses have an aggregate market value equal to 10% or more of either (A) the aggregate market value of all the corporation’s assets prior to the consummation of the proposed transaction determined on a consolidated basis, or (B) 10% of the aggregate market value of all the outstanding capital stock of the corporation, (iv) issue any shares of capital stock or other securities of the corporation or options, warrants or other rights to acquire capital stock or securities convertible into or exchangeable for capital stock of the corporation (other than as approved by the Compensation Committee); and (v) engage in any line of business from which the corporation would derive material revenue or make a material investment or incur material liabilities other than (A) businesses in which the corporation is engaged on the effective date of the plan of reorganization of NVR L.P. and (B) other homebuilding or related financial services businesses, including any financial services businesses related to mortgage origination, mortgage servicing or residential real estate financing. Approval by the corporation, as shareholder, of any action taken by a subsidiary of the corporation of the type described in clause (iii) shall require prior approval by a majority of the entire Board of Directors.
3.12 Presumption of Assent.
A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting, or (ii) he votes against, or abstains from, the action taken.
3.13 Board Action Without a Meeting.
Unless the Articles of Incorporation provide otherwise, action required or permitted by law to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 3.13 is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director. A consent signed under this Section 3.13 has the effect of a meeting vote and may be described as such in any document.
3.14 Advisors.
The Board of Directors may designate, from time to time, individuals who will be retained by the corporation as advisors to the Board of Directors. Advisors to the Board of Directors will have such duties and compensation as may be determined by the Board of Directors and set forth in separate advisory agreements. Advisors to the Board of Directors shall be subject to the same policies regarding corporation opportunities, conflicts of interest, confidentiality, securities trading and affiliate transactions as applicable to directors, and advisors shall be entitled to the same indemnification from the corporation as directors.
3.15 Compensation.
Unless the Articles of Incorporation provide otherwise, the Board of Directors may fix the compensation of directors, advisors and members of committees and may provide for reimbursements for expenses. No such compensation shall preclude any director or advisor from serving the corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
COMMITTEES
4.01 Standing Committees.
(a) The Board of Directors shall have four standing committees: an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. Each standing committee shall have not less than four members, who will be appointed by a majority of the entire Board of Directors. Each member of the Audit, Compensation and Nominating Committees shall be an independent director.
(b) Compensation Committee.
     The Compensation Committee shall have such powers, authority and responsibilities as may be determined by a majority of the entire Board of Directors.
(c) Nominating Committee.
     The Nominating Committee shall have such powers, authority and responsibilities as may be determined by a majority of the entire Board of Directors.
(d) Executive Committee.
          The Executive Committee shall have such powers, authority and responsibilities as may be determined by a majority of the entire Board of Directors.
4.02 Other Committees.
Unless the Articles of Incorporation provide otherwise, the Board of Directors may create other committees and appoint members of the Board of Directors to serve on them. Each such other committee shall have three or more members, who will be appointed by a majority of the entire Board of Directors.

4.03 Committee Authority.
(a) The creation of a committee, the appointment of its members and the determination of its functions and duties shall be approved by a majority of the entire Board of Directors. Board or committee members shall have the right to request and receive such information, reports and/or backup data from employees of the corporation or the corporation’s auditors, as the case may be, as they deem necessary to assist them in the conduct of their duties, and any committee shall have the right upon the affirmative vote of the majority of the entire Board of Directors to retain such advisors and consultants as it deems necessary or appropriate to assist the members in carrying out the committee’s responsibilities.
(b) To the extent specified by the Board of Directors or in the Articles of Incorporation, each committee may exercise the authority of the Board of Directors, except that a committee may not: (i) approve or recommend to shareholders action that is required by law to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation; (iv) adopt, amend, or appeal these Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution or dividend; (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors; or (viii) take any other action that is not permitted to be taken by a committee under applicable law.
4.04 Conduct of Meetings.
Each committee referred to or provided for in these Bylaws shall have authority, except as may otherwise be required by law or by resolutions of the Board of Directors, to fix its own rules of procedure and to meet where and as provided by such rules; provided, however, not less than a majority in number of the designated members of any committee shall be required to constitute a quorum for any committee meeting, and where a quorum is present, the affirmative vote of a majority of the directors present at any committee meeting shall be required to approve any action taken by the committee.
ARTICLE V
OFFICERS
5.01 Required Officers; Other Officers.
The corporation shall have a President and a Secretary and may have such other officers as are appointed by the Board of Directors or by other officers authorized by the Board to appoint additional officers. Each officer shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. The Board may appoint a Chairman of the Board and, if the Board so designates, the Chairman of the Board may be an officer of the corporation. The same individual may simultaneously hold more than one office.
5.02 Appointment and Term of Office.
Each officer of the corporation shall be appointed by the Board of Directors, or by another officer authorized by the Board to appoint additional officers, and shall serve at the pleasure of the Board of Directors or such other officer and until his successor shall have been chosen and qualified, or until his earlier death, resignation or removal. Appointment of an officer shall not of itself create any contractual rights of the officer or the corporation.
5.03 Resignation and Removal of Officers.
An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future date, the Board of Directors may fill the pending vacancy before the effective date if the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.
5.04 Compensation of Officers.
The Compensation Committee may fix the compensation of officers and provide for reimbursement of expenses.
ARTICLE VI
SHARE PROVISIONS
6.01 Issuance of Shares.
Any issuances of shares must be authorized by the Board of Directors. Shares may be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. A good faith determination by the Board of Directors that the consideration received or to be received for the shares to be issued is adequate is conclusive insofar as the adequacy of consideration relates to whether the shares are validly issued, fully paid and nonassessable. When the Board of Directors has made such a determination and the corporation has received the consideration, the shares issued therefore are fully paid and nonassessable. Where it cannot be determined that outstanding shares are fully paid and nonassessable, there shall be a conclusive presumption that such shares are fully paid and nonassessable if the Board of Directors makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.
6.02 Liability for Shares Issued before Payment.
A purchaser of shares from the corporation is not liable to the corporation with respect to the shares except to pay the consideration for which the shares were authorized to be issued as provided in Section 6.01.
6.03 Certificates Evidencing Shares.
Every owner of stock of the corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe consistent with these Bylaws and applicable law, certifying the number and class or series of shares of the stock of the corporation owned by such person. Each share certificate shall state on its face (i) the name of the corporation and that the corporation is organized under the law of the Commonwealth of Virginia, (ii) the name of the person to whom such shares are issued, and (iii) the number and class of shares and the designation of the series, if any, that the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations and rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate for shares of such class or series. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge. Each share certificate shall be signed (i) by the Treasurer or Assistant Treasurer and (ii) by the Secretary or Assistant Secretary and may bear the corporate seal or its facsimile. The signatures on any certificates may be by facsimile.

6.04 Transfers of Stock.
Transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by such holder’s attorney authorized to make such transfer by a power of attorney duly executed and filed with the Secretary, or with the transfer agent appointed as provided in Section 6.05 hereof, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.
6.05 Regulations.
The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws or applicable law, concerning the issue, transfer, and registration of certificates for shares of the stock of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.
6.06 Lost, Stolen, Destroyed, or Mutilated Certificates.
In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place, upon the making of an affidavit of that fact by the person claiming the certificates for shares to be lost, stolen, destroyed, or mutilated and upon the giving of a bond of indemnity to the corporation in such form and amount as the Board, or any officer or agent authorized by the Board, may direct. A new certificate may be issued without requiring any bond when, in the judgment of the Board or such officer or agent, it is proper to do so.
ARTICLE VII
MISCELLANEOUS
7.01 Corporate Records.
The corporation shall keep as permanent records minutes of all meetings of the shareholders and the Board of Directors, a record of all actions taken by the shareholders or the Board of Directors without a meeting and a record of all actions taken by a committee of the Board of the Directors in place of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of the shareholders, in a form that permits preparation of a list of names and addresses of all shareholders, in alphabetical order by class and series, if any, of shares showing the number and class and series, if any, of shares held by each. The corporation also shall keep a copy of those additional records required by Section 13.1-770 of the Virginia Stock Corporation Act.
7.02 Corporate Seal.
The corporation may elect to have a corporate seal. The seal of the corporation, if any, shall have inscribed thereon the name of the corporation, the year of its organization, and the words “Corporate Seal” and “Virginia,” and shall be in such form as shall be approved from time to time by the Board of Directors. The seal, or a facsimile of it, may be used by impressing or affixing it or in any other manner reproducing it.
7.03 Fiscal Year.
The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

7.04 Contracts, Checks, Notes and Drafts.
The Board, except as may be otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the corporation. Such authority may be general or confirmed to specific instances. Checks, notes, drafts, and other orders for the payment of money shall be signed by such person or persons as the Board of Directors may from time to time designate. The signature of any such person or persons may be a facsimile when authorized by the Board of Directors.
7.05 Transactions with Affiliates.
The corporation shall not enter into any contract or other transaction with any director, officer, holder of 5% or more of the voting stock of the corporation or any of its subsidiaries, or any business entity (other than direct or indirect wholly owned subsidiaries of the corporation) in which any such person is a director, officer, or holder of 10% or more of the equity interests, unless the contract or other transaction is approved or ratified by a majority of the directors of the corporation who do not have any personal interest in the transaction after disclosure of such relationship or interest.
ARTICLE VIII
AMENDMENT OF BYLAWS
These Bylaws may be amended or repealed or new Bylaws may be adopted (a) by the shareholders at any annual or special meeting, if the notice thereof states that amendment or repeal or the adoption of new Bylaws is one of the purposes of such meeting, or (b) by the affirmative vote of a majority of the entire Board of Directors, provided that the affirmative vote of holders of a majority of the outstanding shares of the corporation will be necessary to amend Sections 3.02, 3.11, 4.01, 7.05 and this Article VIII of these Bylaws.

Adopted by the Board of Directors on
September 30, 1993, amended by the
shareholders and the Board of Directors on
November 2, 2005, and further amended by the
Board of Directors on May 4, 2007.

Appendix D

NVR, INC.
2010 EQUITY INCENTIVE PLAN

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- ii -

NVR, INC.
2010 EQUITY INCENTIVE PLAN
     NVR, Inc., a Virginia corporation, sets forth herein the terms of its 2010 Equity Incentive Plan, as follows:
1. PURPOSE
     The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, and key employees and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options and restricted share units. Any of these awards may, but need not, be made as performance incentives to reward attainment of long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan will be non-qualified stock options, as provided herein.
2. DEFINITIONS
     For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
     2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).
     2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.
     2.3 “Award” means a grant of an Option or Restricted Share Units under the Plan.
     2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

     2.5 “Benefit Arrangement” shall have the meaning set forth in Section 11 hereof
     2.6 “Board” means the Board of Directors of the Company.
     2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or any Affiliate, (i) conviction of a felony, violation of any federal or state securities law, or other crime involving moral turpitude; (ii) gross misconduct in connection with the performance of such Grantee’s duties (which shall include a breach of such Grantee’s fiduciary duty of loyalty); or (iii) a material breach of any covenants by the Grantee contained in any agreement between Grantee and the Company or its affiliates.
     2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
     2.9 “Committee” means the Compensation Committee of the Board which shall consist of two or more Outside Directors of the Company who (a) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (b) comply with the independence requirements of the stock exchange on which the Common Stock is listed.
     2.10 “Company” means NVR, Inc., a Virginia corporation.
     2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction or series of transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.
     2.12 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.
     2.13 “Effective Date” means the date the Plan was approved by the stockholders.
     2.14 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
     2.15 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date the shares of Stock are listed on an established national or regional stock exchange, or are publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the

Committee shall determine the appropriate exchange or market) on the last trading day immediately preceding the date of grant. If there is no such reported closing price on the applicable date as specified in the immediately preceding sentence, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on the applicable date as specified in the immediately preceding sentence. If on the Grant Date the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A. For purposes of determining taxable income and the amount of the related tax withholding obligation under Section 14.3, notwithstanding this Section 2.14 or Section 14.3, for any shares of Stock that are sold on the same day that such shares are first legally saleable pursuant to the terms of the applicable award agreement (which for an option is the date of exercise), Fair Market Value shall be determined based upon the sale price of such shares so long as the grantee has provided the Company with advance written notice of such sale.
     2.16 “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Company completes the corporate action constituting the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee.
     2.17 “Grantee” means a person who receives or holds an Award under the Plan.
     2.18 “Non-qualified Stock Option” means an Option that is not an incentive stock option within the meaning of Code Section 422.
     2.19 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
     2.20 “Option Price” means the exercise price for each share of Stock subject to an Option.
     2.21 “Other Agreement” shall have the meaning set forth in Section 11 hereof.
     2.22 “Outside Director” means a member of the Board who is not an officer or employee of the Company.
     2.23 “Plan” means this NVR, Inc. 2010 Equity Incentive Plan.
     2.24 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
     2.25 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
     2.26 “Service” means service as a Service Provider to the Company or any Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or any Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.
     2.27 “Service Provider” means an employee, officer or director of the Company or any Affiliate, currently providing services to the Company or any Affiliate.
     2.28 “Stock” means the shares of common stock, par value $0.01 per share, of the Company.
     2.29 “Restricted Share Units” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 9 hereof.
     2.30 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).
3. ADMINISTRATION OF THE PLAN
     3.1. Board.
     The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and Applicable Laws. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and Applicable Laws. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.
     3.2. Committee.
          The Board hereby delegates to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and Applicable Laws. The Board or Committee may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, or a committee composed of one or more officers of the Company who are not directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 of the Exchange Act) or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 and the rules of the New York Stock Exchange.
     In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board,

such action may be taken or such determination may be made by the Committee. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.
     3.3. Terms of Awards.
     Subject to the other terms and conditions of the Plan, the Committee or the committee designated pursuant to Section 3.2(ii), shall have full and final authority to:
     (i) designate Grantees,
     (ii) determine the type or types of Awards to be made to a Grantee,
     (iii) determine the number of shares of Stock to be subject to an Award,
     (iv) establish the terms and conditions of each Award (including, but not limited to, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto,
     (v) prescribe the form of each Award Agreement evidencing an Award, and
     (vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.
     The Committee may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or any Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan or any other agreement with the Grantee, as applicable.
     Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

     3.4. No Repricing.
     Notwithstanding anything in this Plan to the contrary, the Committee shall not have the authority, without stockholder approval, (A) to accept the surrender of outstanding Options when the Fair Market Value of a share of Stock is less than the exercise price and grant new Options or other Awards in substitution for them, (B) to reduce the exercise price of any outstanding Option, or (C) to take any other action that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed; provided, that appropriate adjustments shall be made to outstanding Options pursuant to Section 13.
     3.5. No Liability.
     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
     3.6. Share Issuance/Book-Entry.
     Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.
4. STOCK SUBJECT TO THE PLAN
     4.1. Number of Shares Available for Awards.
     Subject to adjustment as provided in Section 13 hereof, the number of shares of Stock available for issuance under the Plan shall be seven hundred thousand (700,000), of which no more than two hundred forty thousand (240,000) can be issued as Restricted Share Units. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by Applicable Laws, issued shares that have been reacquired by the Company.
     4.2. Share Usage.
     Shares covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Options or Restricted Share Units shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award. If any shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by any shares of Stock purchased by the Company with proceeds from option exercises.
5. EFFECTIVE DATE, DURATION AND AMENDMENTS

     5.1. Effective Date.
     The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders.
     5.2. Term.
     The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.
     5.3. Amendment and Termination of the Plan.
     The Committee may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Committee, required by Applicable Laws or required by applicable stock exchange listing requirements. No amendment will be made to the no-repricing provisions of Section 3.4 or the option pricing provisions of Section 8.1 without the approval of the Company’s stockholders. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.
6. AWARD ELIGIBILITY AND LIMITATIONS
     6.1. Service Providers and Other Persons.
     Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.
     6.2. Limitation on Shares Subject to Stock Option Awards.
     The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one hundred shares (100,000) per calendar year.
     6.2. Successive Awards.
     An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
7. AWARD AGREEMENT
     Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify that such Options are intended to be Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS
     8.1. Option Price.
     The Option Price of each Option shall be fixed as the Fair Market Value on the date of grant and stated in the Award Agreement evidencing such Option.
     8.2. Vesting.
     Subject to Sections 8.3 and 13.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement provided no option can vest prior to December 31, 2013 except in connection with a death, Disability or Corporate Transaction. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.
     8.3. Term.
     Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option.
     8.4. Termination of Service.
     Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
     8.5. Limitations on Exercise of Option.
     Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 13 hereof which results in termination of the Option.
     8.6. Method of Exercise.
     Subject to the terms of Section 10 and Section 13.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

     8.7. Rights of Holders of Options.
     Unless otherwise stated in the applicable Award Agreement, an individual holding or entity exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 13 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
     8.8. Delivery of Stock Certificates.
     Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.
     8.9. Transferability of Options.
     During the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9. TERMS AND CONDITIONS OF RESTRICTED SHARE UNITS
     9.1. Grant of Restricted Share Units
     Awards of Restricted Share Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).
     9.2. Restrictions
     At the time a grant of Restricted Share Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Share Units. Each Award of Restricted Share Units may be subject to a different restricted period, provided, however, that no Restricted Share Unit can vest prior to December 31, 2011. The Committee may in its sole discretion, at the time a grant of Restricted Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Share Units. No Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Share Units.
     9.3. Rights of Holders of Restricted Share Units
          9.3.1. No Stockholder Rights
          Holders of Restricted Share Units shall have no rights as stockholders of the Company.

          9.3.2. Creditor’s Rights
          A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Company. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
     9.4. Termination of Service
     Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Share Units, the Grantee shall have no further rights with respect to such Award.
     9.5. Delivery of Stock
     Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Share Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Share Unit once the share of Stock represented by the Restricted Share Unit has been delivered.
10. FORM OF PAYMENT FOR OPTIONS
     10.1. General Rule.
     Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Company.
     10.2. Surrender of Stock.
     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.
     10.3. Cashless Exercise.
     With respect to an Option only, to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in

Section 14.3, or, with the consent of the Company, by issuing the number of shares equal in value to the difference between the Option Price and the Fair Market Value of the shares subject to the portion of the Option being exercised.
     10.4. Other Forms of Payment.
     To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, Service.
11. PARACHUTE LIMITATIONS
     If the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with an Applicable Entity, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right to exercise, vesting, payment or benefit to the Grantee under this Plan shall be reduced or eliminated:
     (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and
     (ii) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
     The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options, then by reducing or eliminating any accelerated vesting of Restricted Stock, then by reducing or eliminating any other remaining Parachute Payments.
12. REQUIREMENTS OF LAW
     12.1. General.
     The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares of Stock would constitute a violation by the

Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares of Stock unless the Committee has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
     12.2. Rule 16b-3.
     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
13. EFFECT OF CHANGES IN CAPITALIZATION
     13.1. Changes in Stock.
     If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and Restricted Share Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option, but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options to reflect such distribution.

13.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.
     Subject to Section 13.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares of Stock remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.
     13.3. Corporate Transaction in which Awards are not Assumed.
     Upon the occurrence of a Corporate Transaction in which outstanding Options and Restricted Share Units are not being assumed or continued:
          (i) all outstanding shares of Restricted Share Units shall be deemed to have vested immediately prior to the occurrence of such Corporate Transaction, and (ii) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days.
          With respect to the period during which Options can be exercised, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options shall terminate. The Committee shall send notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.
     13.4. Corporation Transaction in which Awards are Assumed.
     The Plan, Options, and Restricted Share Units theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options and Restricted Share Units theretofore granted, or for the substitution for such Options and Restricted Share Units for new common stock options and Restricted Share Units relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices in order to provide equivalent value to the Awards. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and his employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination.
     13.5. Adjustments.
     Adjustments under this Section 13 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. This Section 13.5 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.
     13.6. No Limitations on Company.
     The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
14. GENERAL PROVISIONS
     14.1. Disclaimer of Rights.
     No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Company or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be provide Service. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
     14.2. Nonexclusivity of the Plan.
     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
     14.3. Withholding Taxes.
     The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale, the Grantee shall pay such withholding obligation on the day that the same day sale is completed. For purposes of determining taxable income and the amount of the related tax withholding obligation under this Section 14.3, notwithstanding Section 2.14 or this Section 14.3, for any Shares that are sold on the same day that such Shares are first legally saleable pursuant to the terms of the applicable award agreement, Fair Market Value shall be determined based upon the sale price for such Shares so long as the grantee has provided the Company with advance written notice of such sale.
     14.4. Captions.
     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
     14.5. Other Provisions.
     Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

     14.6. Number and Gender.
     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
     14.7. Severability.
     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
     14.8. Governing Law.
     The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Virginia, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
     14.9. Code Section 409A.
     The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.
*     *     *

     To record adoption of the Plan by the Board as of [         ], and approval of the Plan by the stockholders on [         ], the Company has caused its authorized officer to execute the Plan.

NVR, INC.
By:
Title: